AGREEMENT AND PLAN OF MERGER


                                      Among


              SOUTHERN NEW ENGLAND TELECOMMUNICATIONS CORPORATION,


                             SBC COMMUNICATIONS INC.


                                       and


                                 SBC (CT), INC.













                           Dated as of January 4, 1998

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                                TABLE OF CONTENTS

                                                                         Page

RECITALS ...................................................................1

ARTICLE I

         The Merger; Closing; Effective Time................................2
         1.1.          The Merger...........................................2
         1.2.          Closing..............................................2
         1.3.          Effective Time.......................................2

ARTICLE II

         Certificate of Incorporation and By-Laws
         of the Surviving Corporation.......................................3
         2.1.          The Certificate of Incorporation.....................3
         2.2.          The By-Laws..........................................3

ARTICLE III

         Officers, Directors and Management.................................3
         3.1.          Directors of Surviving Corporation...................3
         3.2.          Officers of Surviving Corporation....................3
         3.3.          Election to SBC's Board of Directors.................4

ARTICLE IV

         Effect of the Merger on Capital Stock;
         Exchange of Certificates...........................................4
         4.1.          Effect on Capital Stock..............................4
                       (a)        Merger Consideration......................4
                       (b)        Cancellation of Shares....................5
                       (c)        Restricted Stock..........................5
                       (d)        Merger Sub................................5
         4.2.          Exchange of Certificates for Shares..................6
                       (a)        Exchange Procedures.......................6
                       (b)        Distributions with Respect to
                                  Unexchanged Shares; Voting................7
                       (c)        Transfers.................................8
                       (d)        Fractional Shares.........................8
                       (e)        Termination of Exchange Period;
                                  Unclaimed Stock...........................8
                       (f)        Lost, Stolen or Destroyed Certificates
                                   .........................................9
                       (g)        Affiliates................................9

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         4.3.          Dissenters' Rights...................................9
         4.4.          Adjustments to Prevent Dilution.....................10
         4.5.          Escrow Account for Payment of Dissenters'
                       Demands and Transfer Taxes..........................10

ARTICLE V

         Representations and Warranties....................................11
         5.1.          Representations and Warranties of the Company,
                       SBC and Merger Sub..................................11
                       (a)        Organization, Good Standing and
                                  Qualification............................11
                       (b)        Governmental Filings; No Violations......12
                       (c)        Reports; Financial Statements............14
                       (d)        Absence of Certain Changes...............15
                       (e)        Litigation and Liabilities...............15
                       (f)        Accounting, Tax and Regulatory Matters
                                   ........................................16
                       (g)        Taxes....................................16
                       (h)        Compliance with Laws.....................17
         5.2.          Representations and Warranties of the Company
                        ...................................................18
                       (a)        Capital Structure........................18
                       (b)        Corporate Authority; Approval and
                                  Fairness.................................19
                       (c)        Employee Benefits........................20
                       (d)        Takeover Statutes........................22
                       (e)        Environmental Matters....................22
                       (f)        Labor Matters............................23
                       (g)        Rights Agreement.........................24
                       (h)        Brokers and Finders......................24
                       (i)        Intellectual Property....................24
                       (j)        Severance Payments.......................25
         5.3.          Representations and Warranties of SBC and
                       Merger Sub..........................................25
                       (a)        Capital Structure........................25
                       (b)        Corporate Authority; Approval and
                                  Fairness.................................27
                       (c)        Brokers and Finders......................27

ARTICLE VI

         Covenants.........................................................28
         6.1.          Interim Operations..................................28
         6.2.          Acquisition Proposals...............................31
         6.3.          Information Supplied................................33
         6.4.          Shareholders Meeting................................33

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         6.5.          Filings; Other Actions; Notification................34
         6.6.          Access; Consultation................................36
         6.7.          Affiliates..........................................37
         6.8.          Stock Exchange Listing and De-listing...............38
         6.9.          Publicity...........................................38
         6.10.         Benefits............................................38
                       (a)  Stock Options..................................38
                       (b)  Employee Benefits..............................39
         6.11.         Expenses............................................40
         6.12.         Indemnification; Directors' and Officers'
                       Insurance...........................................40
         6.13.         Takeover Statute....................................42
         6.14.         Dividends...........................................42
         6.15.         Confidentiality.....................................42
         6.16.         Control of the Company's Operations.................42
         6.17.         Tax Representation Letters..........................43
         6.18.         Transfer Taxes......................................43

ARTICLE VII

         Conditions........................................................43
         7.1.          Conditions to Each Party's Obligation to Effect
                       the Merger..........................................43
                       (a)   Shareholder Approval..........................43
                       (b)   NYSE Listing..................................43
                       (c)   Governmental Consents.........................43
                       (d)   Laws and Orders...............................44
                       (e)   S-4...........................................45
         7.2.          Conditions to Obligations of SBC and Merger Sub
                                                                           45
                       (a)   Representations and Warranties................45
                       (b)   Performance of Obligations of the
                             Company...................................... 45
                       (c)   Tax Opinion...................................45
                       (d)   Dissenting Shares.............................46
                       (e)   Accountants' Letter...........................46
         7.3.          Conditions to Obligation of the Company.............47
                       (a)   Representations and Warranties................47
                       (b)   Performance of Obligations of SBC and
                             Merger Sub....................................47
                       (c)   Tax Opinion...................................47

ARTICLE VIII

         Termination.......................................................48
         8.1.          Termination by Mutual Consent.......................48
         8.2.          Termination by Either SBC or the Company............48

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         8.3.          Termination by the Company..........................48
         8.4.          Termination by SBC..................................49
         8.5.          Effect of Termination and Abandonment...............50




ARTICLE IX

         Miscellaneous and General.........................................52
         9.1.          Survival............................................52
         9.2.          Modification or Amendment...........................52
         9.3.          Waiver of Conditions................................52
         9.4.          Counterparts........................................52
         9.5.          GOVERNING LAW AND VENUE; WAIVER OF JURY TRIAL
                        ...................................................53
         9.6.          Notices.............................................54
         9.7.          Entire Agreement....................................55
         9.8.          No Third Party Beneficiaries........................55
         9.9.          Obligations of SBC and of the Company...............55
         9.10.         Severability........................................55
         9.11.         Interpretation......................................56
         9.12.         Assignment..........................................56


EXHIBITS

         A             Stock Option Agreement                             A-1

         B             Amendments to Company By-laws                      B-1

         C             Form of Company Affiliate's Letter                 C-1

         D             Form of SBC Affiliate's Letter                     D-1



SCHEDULES

         1             Subsidiaries of the Company

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                             INDEX OF DEFINED TERMS


Term                                                                    Section

Acquiring Party....................................................     8.5(b)
Acquisition Proposal...............................................     6.2
Affiliate..........................................................     5.1(g)
Affiliates Letter..................................................     6.7
Agreement.......................................................... preamble
Audit Date.........................................................     5.1(e)
Bankruptcy and Equity Exception....................................     5.2(b)
By-Laws............................................................     2.2
CBCA...............................................................     1.1
Certificate........................................................     4.1(a)
Certificate of Merger..............................................     1.3
Charter............................................................     2.1
Closing............................................................     1.2
Closing Date.......................................................     1.2
Code............................................................... recitals
Company............................................................ preamble
Company Affiliate's Letter.........................................     6.7(a)
Company Disclosure Letter..........................................     5.1
Company Option..................................................... 6.10(a)(i)
Company Required Consents..........................................  5.1(b)(i)
Company Requisite Vote.............................................  5.2(b)

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Term                                                                Section

Company Shares..................................................... 4.1(a)
Compensation and Benefit Plans..................................... 5.2(c)(i)
Confidentiality Agreement.......................................... 6.15
Contracts.......................................................... 5.1(b)(ii)
Costs.............................................................. 6.12
CPUC............................................................... 8.2(f)
Current Premium.................................................... 6.12(c)
D&O Insurance...................................................... 6.12(c)
Director Designee.................................................. 3.3
Disclosure Letter.................................................. 5.1
Dissenting Shares.................................................. 4.1(a)
Dissenting Shareholders............................................ 4.1(a)
Effective Time..................................................... 1.3
Environmental Law.................................................. 5.2(e)
ERISA.............................................................. 5.2(c)(i)
ERISA Affiliate.................................................... 5.2(c)(iii)
ERISA Affiliate Plan............................................... 5.2(c)(iii)
Escrow Account..................................................... 4.5
Escrow Agent....................................................... 4.5
Escrow Agreement................................................... 4.5
Exchange Act....................................................... 5.1(b)(ii)
Exchange Agent..................................................... 4.2(a)
Exchange Ratio..................................................... 4.1(a)

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Term                                                                Section

Excluded Company Shares.......................................... 4.1(a)
Extended Termination Date........................................ 8.2
FCC.............................................................. 5.1(b)
Final Order...................................................... 7.1(c)
GAAP............................................................. 5.1(c)
Governmental Entity.............................................. 5.1(b)(i)
Hazardous Substance.............................................. 5.2(e)
HSR Act.......................................................... 5.1(b)
Indemnified Parties.............................................  6.12(a)
Initial 15 Day Period............................................  8.4
IRS.............................................................. 5.2(c)(ii)
Laws............................................................. 5.1(h)
Litigation....................................................... 5.1(e)
Material Adverse Effect.......................................... 5.1(a)
Merger........................................................... recitals
Merger Consideration............................................. 4.1(a)
Merger Sub....................................................... preamble
NYSE.............................................................  6.8
Order............................................................ 7.1(d)
Owned Intellectual Property Rights............................... 5.2(i)(ii)(B)
Pension Plan..................................................... 5.2(c)(ii)
Person........................................................... 4.2(a)
Permits.......................................................... 5.1(h)

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Term                                                                Section
Preference Shares..................................................  5.2(a)
Preference Shares..................................................  5.2(a)
Preferred Shares...................................................  5.2(a)
Prospectus/Proxy Statement.........................................     6.3
PUC................................................................  5.1(b)
Reports............................................................  5.1(c)
Registered Silver Shares...........................................  4.2(a)
Representatives....................................................  6.6(a)
Rights Agreement...................................................  5.2(a)
S-4 Registration Statement.........................................     6.3
SBC................................................................  preamble
SBC Affiliate's Letter.............................................  6.7(a)
SBC Common Stock...................................................  4.1(a)
SBC Disclosure Letter..............................................     5.1
SBC Pooling Action.................................................  7.2(c)
SBC Preferred Shares...............................................  5.3(a)
SBC Required Consents..............................................  5.1(b)
SBC Requisite Vote.................................................  5.1(c)
SBC Rights.........................................................  4.1(a)
SBC Rights Agreement...............................................  5.3(a)
SBC Stock Plans....................................................  5.3(a)
SBC Voting Debt....................................................  5.1(b)(ii)
SEC................................................................  5.1(c)

Term                                                                Section

Securities Act....................................................    5.1(b)(i)
Shareholders Meeting..............................................    6.4
Significant Subsidiaries..........................................   5.1(b)(ii)
Stock Option Agreement............................................   recitals
Stock Plans.......................................................   5.2(a)
Subsidiary........................................................   5.1(a)
Substitute Option.................................................  6.10(a)(i)
Superior Proposal.................................................   6.2
Surviving Corporation.............................................   1.1
Takeover Statute..................................................   5.2(d)
Tax...............................................................   5.1(g)
Taxes.............................................................   5.1(g)
Taxable...........................................................   5.1(g)
Tax Return........................................................   5.1(g)
Termination Date..................................................   8.2
Termination Fee...................................................   8.5(b)
Third-Party Intellectual Property Right........................... 5.2(i)(ii)(A)
Transfer Taxes....................................................   6.18
Utilities Laws....................................................   5.1(d)

                          AGREEMENT AND PLAN OF MERGER


AGREEMENT AND PLAN OF MERGER (hereinafter called this "Agreement"), dated as of January 4, 1998, among Southern New England Telecommunications Corporation, a Connecticut corporation (the "Company"), SBC Communications Inc., a Delaware corporation ("SBC"), and SBC (CT), Inc., a Connecticut corporation and a wholly-owned subsidiary of SBC ("Merger Sub").


                                    RECITALS

         WHEREAS, the respective boards of directors of each of SBC, Merger Sub and the Company have approved the merger of Merger Sub with and into the Company (the "Merger") and adopted this Agreement;

         WHEREAS, it is intended that, for federal income tax purposes, the Merger shall qualify as a "tax-free" reorganization under the provisions of
Section 368(a) of the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder (the "Code");

         WHEREAS, for financial accounting purposes, it is intended that the Merger shall be accounted for as a "pooling-of-interests"; and

         WHEREAS, as an inducement to the willingness of SBC to enter into this Agreement, the board of directors of the Company has approved the grant to SBC of an option to purchase shares of common stock of the Company pursuant to a stock option agreement, substantially in the form of Exhibit A (the "Stock Option Agreement"), and each of the Company and SBC have duly authorized, executed and delivered the Stock Option Agreement; and

         WHEREAS, the Company, SBC and Merger Sub desire to make certain representations, warranties, covenants and agreements in connection with this Agreement.

         NOW, THEREFORE, in consideration of the premises, and of the representations, warranties, covenants and agreements contained herein, the parties hereto agree as follows:

                                    ARTICLE I

                       The Merger; Closing; Effective Time

         1.1. The Merger. Upon the terms and subject to the conditions set forth in this Agreement, at the Effective Time (as defined in Section 1.3) Merger Sub shall be merged with and into the Company and the separate corporate existence of Merger Sub shall thereupon cease. The Company shall be the surviving corporation in the Merger (sometimes hereinafter referred to as the "Surviving Corporation") and shall continue to be governed by the laws of the State of Connecticut, and the Merger shall have the effects specified in the Connecticut Business Corporation Act (the "CBCA").

         1.2. Closing. The closing of the Merger (the "Closing") shall take place (i) at the offices of Sullivan & Cromwell, 125 Broad Street, New York, New York 10004 at 9:00 A.M. local time on the second business day after the date on which the last to be fulfilled or waived of the conditions set forth in Article VII (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the fulfillment or waiver of those conditions) shall be satisfied or waived in accordance with this Agreement or (ii) at such other place and time and/or on such other date as the Company and SBC may agree in writing (the "Closing Date").

         1.3. Effective Time. As soon as practicable following the Closing, the Company and SBC will cause a certificate of merger (the "Certificate of Merger") to be signed, acknowledged and delivered for filing with the Secretary of the State of Connecticut as provided in Section 33-819 of the CBCA. The Merger shall become effective at the time when the Certificate of Merger shall have become effective in accordance with the CBCA (the "Effective Time").

                                   ARTICLE II

                    Certificate of Incorporation and By-Laws
                          of the Surviving Corporation

         2.1. The Certificate of Incorporation. The certificate of incorporation of the Company as in effect immediately prior to the Effective Time shall be the certificate of incorporation of the Surviving Corporation (the "Charter"), until duly amended as provided therein or by applicable law, except that (i) Section 3 of the Charter shall be amended to read in its entirety as follows: "The authorized capital stock of the Corporation shall consist of one thousand shares of common stock having a par value of one dollar per share.", and (ii) Section 4 of the Charter shall be amended to read in its entirety as follows: "The number of directors of the Corporation shall be fixed from time to time by the Board of Directors or the Shareholders in accordance with the By-laws of the Corporation. A director shall hold office until the next annual meeting of shareholders of the Corporation following his election and until his successor shall be elected and shall qualify."

         2.2. The By-Laws. The by-laws of the Company in effect at the Effective Time shall be the by-laws of the Surviving Corporation (the "By-Laws"), until duly amended as provided therein or by applicable law, except that the By-Laws shall be amended as set forth in Exhibit B.


                                   ARTICLE III

                       Officers, Directors and Management

         3.1. Directors of Surviving Corporation. The directors of Merger Sub at the Effective Time shall, from and after the Effective Time, be the directors of the Surviving Corporation until their successors shall have been duly elected or appointed and shall have qualified or until their earlier death, resignation or removal in accordance with the Charter and the By-Laws.

         3.2. Officers of Surviving Corporation. The officers of the Company at the Effective Time shall, from and after the Effective Time, be the officers of the Surviving Corporation until their successors shall have been duly elected or appointed and shall have qualified or until their earlier death, resignation or removal in accordance with the Charter and the By-Laws.

         3.3. Election to SBC's Board of Directors. At the Effective Time of the Merger, SBC shall increase the size of its Board of Directors by one. The nominee for such additional directorship shall be selected by the SBC Board of Directors in consultation with the Chief Executive Officer and Board of Directors of the Company from among the members of the Company's Board of Directors (the "Director Designee"), and the SBC Board of Directors shall appoint the Director Designee to the SBC Board of Directors as of the Effective Time, with such Director Designee to serve in the director group determined in accordance with Article II of the by-laws of SBC as in effect on the date hereof until his or her successor shall have been duly elected or appointed and shall have qualified or until his or her earlier death, resignation or removal in accordance with the certificate of incorporation and the by-laws of SBC.


                                   ARTICLE IV

                     Effect of the Merger on Capital Stock;
                            Exchange of Certificates

         4.1. Effect on Capital Stock. At the Effective Time, as a result of the Merger and without any action on the part of the holder of any capital stock of the Company:

         (a) Merger Consideration. Each share of the common stock, having a par value of one dollar per share (each a "Company Share" and together the "Company Shares"), of the Company issued and outstanding immediately prior to the Effective Time (other than (i) Company Shares that are owned by SBC or Merger Sub, (ii) Company Shares that are owned by the Company, in each case (i) and
(ii) not held on behalf of third parties, or (iii) Company Shares ("Dissenting Shares") that are owned by shareholders ("Dissenting Shareholders") who satisfy all of the requirements to demand payment for such shares in accordance with Sections 33-855 through 33-872 of the CBCA (collectively, "Excluded Company Shares")) shall be converted into 0.8784 of a share (the "Exchange Ratio") of Common Stock, par value $1 per share, of SBC ("SBC Common Stock"), subject to adjustment as provided in Section 4.4 (the "Merger Consideration"). All references in this agreement to SBC Common Stock to be issued pursuant to the Merger shall be deemed to include the corresponding rights ("SBC Rights") to purchase shares of SBC Common Stock pursuant to the SBC Rights Agreement (as defined in Section 5.3(a)), except where the context otherwise requires. At the Effective Time, all Company Shares shall no longer be outstanding, shall be cancelled and retired and shall cease to exist, and each certificate (a "Certificate") formerly representing any Company Shares (other than Excluded Company Shares) shall thereafter represent only the right to the Merger Consideration and the right, if any, to receive pursuant to Section 4.2(d) cash in lieu of fractional shares into which such Company Shares have been converted pursuant to this Section 4.1(a) and any distribution or dividend pursuant to Section 4.2(b), in each case without interest.

         (b) Cancellation of Shares. Each Company Share issued and outstanding immediately prior to the Effective Time and owned directly by SBC, Merger Sub or the Company (other than shares held for third parties) shall, by virtue of the Merger and without any action on the part of the holder thereof, no longer be outstanding, shall be cancelled and retired without payment of any consideration therefor and shall cease to exist. Dissenters' Shares shall be cancelled and retired at the Effective Time and paid for in accordance with Section 33-865 of the CBCA.

         (c) Restricted Stock. Each Company Share issued and outstanding immediately prior to the Effective Time that, after giving effect to any provision in the plans referred to below providing for the termination or lapse of any restriction resulting from the transactions contemplated by this Agreement, is restricted under the Company's 1995 Stock Incentive Plan, Non-Employee Director Stock Plan or 1996 Non-Employee Director Stock Plan shall be converted into a fraction of a share of SBC Common Stock equal to the Exchange Ratio, having the same restrictions, terms and conditions as were applicable to such Company Share of restricted stock.

         (d) Merger Sub. At the Effective Time, each share of common stock, par value $1.00 per share, of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into one share of common stock of the Surviving Corporation, and the Surviving Corporation shall be a wholly-owned subsidiary of SBC.

         4.2. Exchange of Certificates for Shares.

         (a) Exchange Procedures. Promptly after the Effective Time, the Surviving Corporation shall cause an exchange agent selected by SBC with the Company's prior approval, which shall not be unreasonably withheld (the "Exchange Agent"), to mail to each holder of record of Company Shares (other than holders of record of Excluded Company Shares) (i) a letter of transmittal specifying that delivery shall be effected, and that risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates (or affidavits of loss in lieu thereof) to the Exchange Agent, such letter of transmittal to be in such form and have such other provisions as SBC and the Company may reasonably agree, and (ii) instructions for surrendering the Certificates in exchange for (A) uncertificated shares of SBC Common Stock registered on the stock transfer books of SBC in the name of such holder ("Registered SBC Shares") or, at the election of such holder, certificates representing shares of SBC Common Stock and (B) any unpaid dividends and other distributions and cash in lieu of fractional shares. Subject to Section 4.2(g), upon surrender of a Certificate for cancellation to the Exchange Agent together with such letter of transmittal, duly executed, the holder of such Certificate shall be entitled to receive in exchange therefor (x) Registered SBC Shares or, at the election of such holder, a certificate, representing that number of whole shares of SBC Common Stock that such holder is entitled to receive pursuant to this Article IV, (y) a check in the amount (after giving effect to any required tax withholdings) of (A) any cash in lieu of fractional shares plus (B) any unpaid non-stock dividends and any other dividends or other distributions that such holder has the right to receive pursuant to the provisions of this Article IV, and the Certificate so surrendered shall forthwith be cancelled. No interest will be paid or accrued on any amount payable upon due surrender of the Certifi cates. In the event of a transfer of ownership of Company Shares that is not registered in the transfer records of the Company, the Registered SBC Shares or certificate, as the case may be, representing the proper number of shares of SBC Common Stock, together with a check for any cash to be paid upon due surrender of the Certificate and any other divi dends or distributions in respect thereof, may be issued and/or paid to such a transferee if the Certificate formerly representing such Company Shares is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and to evidence that anya pplicable stock transfer taxes have been paid. If any Registered SBC Shares or any certificate for shares of SBC Common Stock is to be issued in a name other than that in which the Certificate surrendered in exchange therefor is registered, it shall be a condition of such exchange that the Person (as defined below) requesting such exchange shall pay any transfer or other taxes required by reason of the issuance of Registered SBC Shares or certificates for shares of SBC Common Stock in a name other than that of the registered holder of the Certificate surrendered, or shall establish to the satisfaction of SBC or the Exchange Agent that such tax has been paid or is not applicable.

         For the purposes of this Agreement, the term "Person" shall mean any individual, corporation (including not-for-profit), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, Governmental Entity (as defined in Section 5.1(b)) or other entity of any kind or nature.

         (b) Distributions with Respect to Unexchanged Shares; Voting. (i) Whenever a dividend or other distribution is declared by SBC in respect of SBC Common Stock, the record date for which is at or after the Effective Time, that declaration shall include dividends or other distributions in respect of all shares issuable pursu ant to this Agreement. No dividends or other distributions in respect of the SBC Common Stock shall be paid to any holder of any unsurrendered Certificate until such Certifi cate is surrendered for exchange in accordance with this Article IV. Subject to the effect of applicable laws, following surrender of any such Certificate, there shall be issued and/or paid to the holder of the Registered SBC Shares or certificates, as the case may be, representing whole shares of SBC Common Stock issued in exchange for such Certificate, without interest, (A) at the time of such sur render, the dividends or other distributions with a record date at or after the Effective Time and a payment date on or prior to the date of issuance of such whole shares of SBC Common Stock and not previously paid and (B) at the appropriate payment date, the dividends or other distribu tions payable with respect to such whole shares of SBC Common Stock with a record date at or after the Effective Time but with a payment date subsequent to surrender. For purposes of dividends or other distributions in respect of shares of SBC Common Stock, all shares of SBC Common Stock to be issued pursuant to the Merger shall be deemed issued and outstanding as of the Effective Time.



                       (ii) Holders of unsurrendered Certificates shall be entitled to vote after the Effective Time at any meeting of SBC stockholders with a record date at or after the Effective Time the number of whole shares of SBC Common Stock represented by such Certificates, regardless of whether such holders have exchanged their Certificates.

         (c) Transfers. After the Effective Time, there shall be no transfers on the stock transfer books of the Company of the Company Shares that were outstanding immediately prior to the Effective Time.

         (d) Fractional Shares. Notwithstanding any other provision of this Agreement, no fractional shares of SBC Common Stock will be issued and any holder of record of Company Shares entitled to receive a fractional share of SBC Common Stock but for this Section 4.2(d) shall be entitled to receive an amount in cash (without interest) determined by multiplying such fraction (rounded to the nearest one-hundredth of a share) by the closing price of a share of SBC Common Stock, as reported in The Wall Street Journal, New York City edition, for the last trading day prior to the Effective Time.

         (e) Termination of Exchange Period; Unclaimed Stock. Any shares of SBC Common Stock and any portion of the cash, dividends or other distributions payable with respect to the SBC Common Stock pursuant to Section 4.1, Section 4.2(b) and Section 4.2(d) (including the proceeds of any investments thereof) that remains unclaimed by the shareholders of the Company 180 days after the Effective Time shall be paid to SBC. Any shareholders of the Company who have not theretofore complied with this Article IV shall look only to SBC for payment of their shares of SBC Common Stock and any cash, dividends and other distributions in respect thereof issuable and/or payable pursuant to Section 4.1, Section 4.2(b) and Section 4.2(d) upon due surrender of their Certificates (or affidavits of loss in lieu thereof), in each case, without any interest thereon. Notwithstanding the foregoing, none of SBC, the Surviving Corporation, the Exchange Agent or any other Person shall be liable to any former holder of Company Shares for any amount properly delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

         (f) Lost, Stolen or Destroyed Certificates. In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and the posting by such Person of a bond in the form customarily required by SBC as indemnity against any claim that may be made against it with respect to such Certificate, SBC will issue the shares of SBC Common Stock, and the Exchange Agent will issue any unpaid dividends or other distributions and any cash payment in lieu of a fractional share in respect thereof, issuable and/or payable in exchange for such lost, stolen or destroyed Certificate pursuant to this Article IV upon due surrender of and deliverable in respect of the Company Shares represented by such Certificate pursuant to this Agreement, in each case, without interest.

         (g) Affiliates. Notwithstanding anything herein to the contrary, Certificates surrendered for exchange by any "affiliate" (as determined pursuant to Sec tion 6.7) of the Company shall not be exchanged until SBC has received a written agreement from such Person as provided in Section 6.7 hereof.

         4.3. Dissenters' Rights. No Dissenting Shareholder shall be entitled to shares of SBC Common Stock or cash in lieu of fractional shares thereof or any dividends or other distributions pursuant to this Article IV unless and until the holder thereof shall have failed to perfect or shall have effectively withdrawn or lost such holder's right to dissent from the Merger under the CBCA, and any Dissenting Shareholder shall be entitled to receive only the payment provided by Section 33-856 of the CBCA with respect to Company Shares owned by such Dissenting Shareholder. Unless the obligation of the Company under Section
4.5 to establish an Escrow Account has been waived by SBC, such payment shall be made from the Escrow Account in accordance with Section 4.5. If any Person who would otherwise be deemed a Dissenting Shareholder shall have failed properly to perfect or shall have effectively withdrawn or lost the right to dissent with respect to any Company Shares, such shares shall thereupon be treated as though such shares had been converted into shares of SBC Common Stock pursuant to
Section 4.1 hereof and any cash in
lieu of fractional shares, dividends or other distributions as provided in
Section 4.2 hereof. The Company shall give SBC (i) prompt written notice of any dissenters' demands for payment, attempted withdrawals of such demands and any other instruments served pursuant to applicable law received by the Company relating to dissenters' rights and (ii) the opportunity to direct all negotiations with respect to dissenters under the CBCA. The Company shall not, without the prior written consent of SBC, voluntarily make any payment with respect to any demands for payment by Dissent ing Shareholders, offer to settle or settle any such demands or approve any withdrawal of such demands.

         4.4. Adjustments to Prevent Dilution. In the event that prior to the Effective Time there is a change in the number of Company Shares or shares of SBC Common Stock or securities convertible or exchangeable into or exercis able for Company Shares or shares of SBC Common Stock issued and outstanding as a result of a distribution, reclassifica tion, stock split (including a reverse split), stock dividend or distribution, or other similar transaction, the Exchange Ratio shall be equitably adjusted to eliminate the effects of such event.

         4.5. Escrow Account for Payment of Dissenters' Demands and Transfer Taxes. Pursuant to an escrow agreement to be entered into by the Company with an escrow agent selected by mutual agreement of the Company and SBC (the "Escrow Agent"), in a form reasonably acceptable to SBC (the "Escrow Agreement"), unless SBC shall elect, in its sole discretion, to waive the Company's obligations under this Section 4.5 and shall notify the Company of such election, the Company shall, immediately prior to the Effective Time, deposit in an account with the Escrow Agent (the "Escrow Account") funds sufficient in the aggregate to pay all Dissenting Shareholders who as of such time shall have satisfied all applicable requirements under the CBCA to demand payment for their Dissenting Shares the amounts the Company estimates to be the fair value of such Dissenting Shares plus accrued interest in accordance with Section 33-865(a) of the CBCA, and any Transfer Taxes (as defined herein) attributable to the Merger. These funds will be released from the Escrow Account, upon certification by the Company, (i) to make any payment to which a Dissenting Shareholder shall then be entitled under the CBCA, whether pursuant to the procedures specified in Part XIII thereof, a final judgment of a court of competent jurisdiction or any other agreement with such Dissenting Shareholder; (ii) to pay any Transfer Taxes that become payable under any applicable state, local, foreign or provincial law; or (iii) to the Company, upon the Company's reasonable deter mination and certification that the Company's obligations in respect of the amounts specified in clause (i) (with respect to all Dissenting Shareholders) and clause (ii) of this Section 4.5 have been fully satisfied. All payments pur suant to clause (i) above shall include interest accrued since the Effective Time in accordance with the CBCA. The Escrow Agreement shall permit the Escrow Agent to invest the funds in the Escrow Account as directed by the Company.


                                    ARTICLE V

                         Representations and Warranties

         5.1. Representations and Warranties of the Company, SBC and Merger Sub. Except as set forth in the corresponding sections or subsections of the disclosure letter, dated the date hereof, delivered by the Company to SBC or by SBC to the Company (each a "Disclosure Letter", and the "Company Disclosure Letter" and the "SBC Disclosure Letter", respectively), as the case may be, the Company (except for references in subparagraphs (a), (b)(ii) and (c) below to documents made available or disclosed by SBC to the Company) hereby represents and warrants to SBC and Merger Sub, and SBC (except for references in subparagraphs (a), (b)(ii) and (c) below to documents made available or disclosed by the Company to SBC), on behalf of itself and Merger Sub, hereby represents and warrants to the Company, that:

         (a) Organization, Good Standing and Qualifica tion. Each of it and its Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of its respective jurisdiction of organization and has all requisite corporate or similar power and authority to own and operate its properties and assets and to carry on its business as presently conducted and is qualified to do business and is in good standing as a foreign corporation in each jurisdiction where the ownership or operation of its properties or conduct of its business requires such qualifi cation, except where the failure to be so qualified or in good standing is not, when taken together with all other such failures, reasonably likely to have a Material Adverse

Effect (as defined below) on it. It has made available to SBC, in the case of the Company, and to the Company, in the case of SBC, a complete and correct copy of its certificate of incorporation and by-laws, each as amended to date. Such certificates of incorporation and by-laws as so made available are in full force and effect.


         As used in this Agreement, (i) the term "Subsidiary" means, with respect to the Company, SBC or Merger Sub, as the case may be, any entity, whether incor porated or unincorporated, of which at least fifty percent of the securities or ownership interests having by their terms ordinary voting power to elect at least fifty percent of the board of directors or other Persons performing similar functions is directly or indirectly owned by such party or by one or more of its respective Subsidiaries or by such party and any one or more of its respective Subsidi aries, (ii) the term "Material Adverse Effect" means, with respect to any Person, a material adverse effect on the total enterprise value of such Person and its Subsidiaries, taken as a whole, other than effects or changes resulting from the execution of this Agreement or the announcement thereof or relating to (I) the telecommunications industry generally, (II) the national economy generally or (A) with respect to SBC only, the economy of the southwestern United States and California, taken together, generally or (B) with respect to the Company only, the economy of New England generally or (III) the securities markets generally, and (iii) reference to "the other party" means, with respect to the Company, SBC and means, with respect to SBC, the Company.

         (b) Governmental Filings; No Violations. (i) Other than (A) the filings pursuant to Section 1.3, (B) the notification under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), the Exchange Act and the Securities Act of 1933, as amended (the "Securities Act"), (C) the filings and/or notices to comply with state securities or "blue-sky" laws, (D) the necessary notices to and, if any, approvals of the Federal Communica tions Commission ("FCC") pursuant to the Communications Act of 1934, as amended, and
(E) the necessary notices to and necessary approvals, if any, of the state public utility commissions or similar state regulatory bodies (each a "PUC") identified in its respective Disclosure Letter pursuant to applicable state laws regulating the telephone, mobile cellular, paging, cable television or other telecom-munications business ("Utilities Laws") (such filings and/or notices of SBC being the "SBC Required Consents" and of the Company being the "Company Required Consents"), no notices, reports or other filings are required to be made by it to or with, nor are any consents, registrations, approvals, per mits or authorizations required to be obtained by it from, any governmental or regulatory authority, court, agency, commission, body or other governmental entity ("Governmental Entity"), in connection with the execution and delivery of this Agreement and the Stock Option Agreement by it and the consummation by it of the Merger and the other transactions contemplated hereby and thereby, except those that the failure to make or obtain are not, individually or in the aggregate, reasonably likely to have a Material Adverse Effect on it or to prevent, or materially impair its ability to effect, the consummation by it of the transactions con templated by this Agreement or the Stock Option Agreement.

                       (ii) The execution, delivery and performance of this Agreement and the Stock Option Agreement by it do not, and the consummation by it of the Merger and the other transactions contemplated hereby and thereby will not, constitute or result in (A) a breach or violation of, or a default under, its certificate of incorporation or by-laws or the comparable governing instruments of any of its "Significant Subsidiaries", as such term is defined in Rule 1.02(w) of Regulation S-X promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), (B) a breach or violation of, a default under, the acceleration of any obligations or the creation of a lien, pledge, security interest or other encumbrance on its assets or the assets of any of its Subsidiaries (with or without notice, lapse of time or both) pursuant to, any agreement, lease, contract, note, mortgage, indenture, arrangement or other obligation ("Contracts") binding upon it or any of its Subsidiaries or any Law (as defined in Section 5.1(h)) or governmental or non-governmental permit or license to which it or any of its Subsidiaries is subject or (C) any change in the rights or obligations of any party under any of its Contracts, except, in the case of clause (B) or (C) above, for any breach, violation, default, acceleration, creation or change that, individually or in the aggregate, is not reasonably likely to have a Material Adverse Effect on it or to prevent, or materially impair its ability to effect, the consummation by it of the transactions contemplated by this Agreement or the Stock Option Agreement. The Company Disclosure Letter, with respect to the Company, and the SBC

Disclosure Letter, with respect to SBC, sets forth a correct and complete list of all Contracts of it and its Subsidi aries required to be filed as material contract exhibits under the Exchange Act and pursuant to which consents or waivers are or may be required prior to consummation of the transactions contemplated by this Agreement or the Stock Option Agreement (whether or not subject to the exception set forth with respect to clauses (B) and (C) above).

         (c) Reports; Financial Statements. It has made available to the other party each registration statement, report, proxy statement or information statement prepared by it since December 31, 1996 (the "Audit Date"), including its Annual Report on Form 10-K for the year ended December 31, 1996 in the form (including exhibits, annexes and any amend ments thereto) filed with the Securities and Exchange Commission (the "SEC") (collectively, including any such reports filed subsequent to the date hereof, its "Reports"). As of their respective dates, its Reports did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances in which they were made, not misleading. Each of the consolidated balance sheets included in or incor porated by reference into its Reports (including the related notes and schedules) fairly presents the consolidated financial position of it and its Subsidiaries as of its date and each of the consolidated statements of income and of cash flows included in or incorporated by reference into its Reports (including any related notes and schedules) fairly presents the consolidated results of operations and cash flows of it and its Subsidiaries for the periods set forth therein (subject, in the case of unaudited statements, to notes and normal year-end audit adjustments that will not be material in amount or effect), in each case in accordance with generally accepted accounting principles ("GAAP") consistently applied during the periods involved, except as may be noted therein. Since the Audit Date, it and each of its Subsidiaries required to make filings under Utilities Laws has filed with the applicable PUCs or the FCC, as the case may be, all material forms, statements, reports and documents (including exhibits, annexes and any amendments thereto) required to be filed by them, and each such filing complied in all material respects with all applicable laws, rules and regulations, other than such failures to file and non-compliance that are, individually or in the aggregate, not reasonably likely to have a Material Adverse Effect on it or to prevent, or materially impair its ability to effect, the consummation by it of the transactions contem plated by this Agreement or the Stock Option Agreement. To its knowledge, as of the date hereof, no Person or "group" "beneficially owns" 5% or more of its outstanding voting securities, with the terms "beneficially owns" and "group" having the meanings ascribed to them under Rule 13d-3 and Rule 13d-5 under the Exchange Act.

         (d) Absence of Certain Changes. Except as dis closed in its Reports filed prior to the date hereof or as expressly contemplated by this Agreement, since the Audit Date it and its Subsidiaries have conducted their respective businesses only in the ordinary and usual course of such businesses, and there has not been (i) any change in the financial condition, business or results of operations of it and its Subsidiaries, except those changes that are not, individually or in the aggregate, reasonably likely to have a Material Adverse Effect on it; (ii) any damage, destruc tion or other casualty loss with respect to any asset or property owned, leased or otherwise used by it or any of its Subsidiaries, whether or not covered by insurance, which damage, destruction or loss is reasonably likely, individually or in the aggregate, after taking into account any insurance coverage, to have a Material Adverse Effect on it; (iii) any declaration, setting aside or payment of any divi dend or other distribution in respect of its capital stock, except publicly announced regular quarterly cash dividends on its common stock and, in the case of SBC, dividends in SBC Common Stock; or (iv) any change by it in accounting principles, practices or methods except as required by GAAP.

         (e) Litigation and Liabilities. Except as dis closed in its Reports filed prior to the date hereof, there are no (i) civil, criminal or administrative actions, suits, claims, hearings, investigations or proceedings ("Litiga tion") pending or, to the actual knowledge of its executive officers, threatened against it or any of its Affiliates (as defined in Rule 12b-2 under the Exchange Act) or (ii) obli gations or liabilities, whether or not accrued, contingent or otherwise, including those relating to matters involving any Environmental Law (as defined in Section 5.2(e)), that are reasonably likely to result in any claims against or obligations or liabilities of it or any of its Affiliates, except for those that are not, individually or in the aggregate, reasonably likely to have a Material Adverse Effect on it or to prevent, or materially impair its ability to effect, the consummation by it of the transactions con templated by this Agreement or the Stock Option Agreement; provided, that for purposes of this paragraph (e) no Litigation arising after the date hereof shall be deemed to have a Material Adverse Effect if and to the extent such Litigation (or any relevant part thereof) is based on this Agreement or the transactions contemplated hereby.

         (f) Accounting, Tax and Regulatory Matters. As of the date hereof, neither it nor any of its affiliates (as determined in accordance with Section 6.7) has taken or agreed to take any action, nor do its executive officers have any actual knowledge of any fact or circumstance, that would prevent SBC from accounting for the business combination to be effected by the Merger as a "pooling-of-interests" or prevent the Merger from qualifying as a "reorganization" within the meaning of Section 368(a) of the Code.

         (g) Taxes. It and each of its Subsidiaries have prepared in good faith and duly and timely filed (taking into account any extension of time within which to file) all material Tax Returns (as defined below) required to be filed by any of them and all such filed Tax Returns are complete and accurate in all material respects and: (i) it and each of its Subsidiaries have paid all Taxes (as defined below) that are shown as due on such filed Tax Returns or that it or any of its Subsidiaries is obligated to withhold from amounts owing to any employee, creditor or third party, except with respect to matters contested in good faith or for such amounts that, alone or in the aggregate, are not reasonably likely to have a Material Adverse Effect on it; (ii) as of the date hereof, there are not pending or, to the actual knowledge of its executive officers, threatened, in writing, any audits, examinations, investigations or other proceedings in respect of Taxes or Tax matters; and (iii) there are not, to the actual knowl edge of its executive officers, any unresolved questions or claims concerning its or any of its Subsidiaries' Tax liability that are reasonably likely to have a Material Adverse Effect on it. Neither it nor any of its Subsidi aries has any liability with respect to income, franchise or similar Taxes in excess of the amounts accrued in respect thereof that are reflected in the financial statements included in its Reports, except such excess liabilities as are not, individually or in the aggregate, reasonably likely to have a Material Adverse Effect on it.

         As used in this Agreement, (x) the term "Tax" (including, with correlative meaning, the terms "Taxes", and "Taxable") includes all federal, state, local and foreign income, profits, franchise, gross receipts, environmental, customs duty, capital stock, severance, stamp, payroll, sales, employment, unemployment, disability, use, property, withholding, excise, production, value added, transfer, occupancy and other taxes, duties or assessments of any nature whatsoever, together with all interest, penalties and additions imposed with respect to such amounts and any interest in respect of such penalties and additions, and (y) the term "Tax Return" includes all returns, amended returns and reports (including elections, declarations, disclosures, schedules, estimates and information returns) required to be supplied to a Tax authority relating to Taxes.

         (h) Compliance with Laws. Except as set forth in its Reports filed prior to the date hereof, the businesses of each of it and its Subsidiaries have not been, and are not being, conducted in violation of any law, statute, ordinance, regulation, judgment, order, decree, injunction, arbitration award, license, authorization, opinion, agency requirement or permit of any Governmental Entity or common law (collectively, "Laws"), except for violations that are not, individually or in the aggregate, reasonably likely to have a Material Adverse Effect on it or to prevent, or materially impair its ability to effect, the consummation by it of the transactions contemplated by this Agreement or the Stock Option Agreement. Except as set forth in its Reports filed prior to the date hereof, as of the date hereof no investigation or review by any Governmental Entity with respect to it or any of its Subsidiaries is pending or, to the actual knowledge of its executive officers, threatened, nor has any Governmental Entity indicated an intention to conduct the same, except for those the outcome of which are not, individually or in the aggregate, reasonably likely to have a Material Adverse Effect on it or to prevent, or materially impair its ability to effect, the consummation by it of the transactions contemplated by this Agreement or the Stock Option Agreement. To the actual knowledge of its executive officers, as of the date hereof no material change is required in its or any of its Subsidiaries' processes, properties or procedures in connection with any such Laws, and it has not received any notice or communication of any material noncompliance with any such Laws that has not been cured as of the date hereof, except for such changes and noncompliance that are not, individually or in the aggregate, reasonably likely to have a Material Adverse Effect on it or to prevent, or materially impair its ability to effect, the consummation by it of the transactions contemplated by this Agreement or the Stock Option Agreement. Each of it and its Subsidiaries has all permits, licenses, franchises, variances, exemptions, orders and other governmental authorizations, consents and approvals (collectively, "Permits") necessary to conduct their business as presently conducted, except for those the absence of which are not, individually or in the aggregate, reasonably likely to have a Material Adverse Effect on it.

         5.2. Representations and Warranties of the Company. Except as set forth in the corresponding sections or subsections of the Company Disclosure Letter, the Company hereby represents and warrants to SBC and Merger Sub that:

         (a) Capital Structure. The authorized capital stock of the Company consists of 300,000,000 Company Shares, of which 66,666,268 Company Shares were issued and outstanding and 2,230,586 Company Shares were held in treasury as of the close of business on December 31, 1997; 2,000,000 shares of preferred stock, par value $50.00 per share (the "Preferred Shares"), of which no shares were outstanding as of the close of business on December 31, 1997; and 50,000,000 shares of preference stock, par value $1.00 per share (the "Preference Shares"), of which no shares were outstanding as of December 31, 1997. All of the outstanding Company Shares have been duly authorized and are validly issued, fully paid and nonassessable. Other than 2,000,000 Preference Shares, designated "Series A Junior Participating Preference Stock", reserved for issuance pursuant to the Rights Agreement, dated as of December 11, 1996, between the Company and State Street Bank and Trust Company, as Rights Agent (the "Rights Agreement"), Company Shares reserved for issuance pursuant to the Stock Option Agreement and Company Shares reserved for issuance as set forth below or which may be issued in accordance with Section 6.1(a), the Company has no Company Shares, Preferred Shares or Preference Shares reserved for issuance. As of December 31, 1997, there were not more than 6,650,000 Com pany Shares reserved for issuance pursuant to the Company's 1986 Stock Option Plan, 1995 Stock Incentive Plan, Non-Employee Director Stock Plan, Incentive Award Deferral Plan and 1996 Non-Employee Director Stock Plan (collectively, the "Stock Plans"). Each of the outstanding shares of capital stock or other securities of each of the Company's Significant Subsidiaries is duly authorized, validly issued, fully paid and nonassessable and owned by the Company or a direct or indirect wholly-owned Subsidiary of the Company, free and clear of any lien, pledge, security interest, claim or other encumbrance. Except as set forth above and except for Company Shares and options to purchase Company Shares which may be issued in accordance with Section 6.1(a), neither the Company nor any of its Subsidiaries has any obligation with respect to any preemptive or other outstanding rights (other than stock appreciation rights in respect of not more than 40,000 Company Shares), options, warrants, conversion rights, stock appreciation rights, redemption rights, repurchase rights, agreements, arrangements or commitments to issue or sell any shares of capital stock or other securities of the Company or any of its Significant Subsidiaries or any securities or obligations convertible or exchangeable into or exercisable for, or giving any Person a right to subscribe for or acquire, any securities of the Company or any of its Significant Subsidiaries, and no securities or obligations evidencing such rights are authorized, issued or outstanding. The Company Shares issuable pursuant to the Stock Option Agreement have been duly reserved for issuance by the Company, and upon any issuance of such Company Shares in accordance with the terms of the Stock Option Agreement, such Company Shares will be duly and validly issued and fully paid and nonassessable. The Company does not have outstanding any bonds, debentures, notes or other obligations the holders of which have the right to vote (or convertible into or exercisable for securities having the right to vote) with the shareholders of the Company on any matter.

         (b) Corporate Authority; Approval and Fairness. The Company has all requisite corporate power and authority and has taken all corporate action necessary in order to execute, deliver and perform its obligations under this Agreement and the Stock Option Agreement and to consummate, subject only to approval of this Agreement by the holders of two-thirds of the outstanding Company Shares (the "Company Requisite Vote") and the Company Required Consents, the Merger. Each of this Agreement and the Stock Option Agree ment has been duly executed and delivered by the Company and is a valid and binding agreement of the Company enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles (the "Bankruptcy and Equity Exception"). The board of directors of the Company (A) has adopted this Agreement and approved the Merger and the other transactions contemplated hereby, (B) has approved the execution and delivery of the Stock Option Agreement and (C) has received the opinion of its financial advisors, Salomon Smith Barney Inc., in a customary form and to the effect that the Merger Consideration to be received by the holders of the Company Shares in the Merger is fair to such holders from a financial point of view.

         (c) Employee Benefits.

                       (i) A copy of each bonus, deferred compensation, pension, retirement, profit-sharing, thrift, savings, employee stock ownership, stock bonus, stock purchase, restricted stock, stock option, employment, termination, severance, compensation, medical, health or other material plan, agreement, policy or arrangement that covers employees, directors, former employees or former directors of it and its Subsidiaries (its "Compensation and Benefit Plans") and any trust agreements or insurance contracts forming a part of such Compensation and Benefit Plans has been made available by the Company to SBC prior to the date hereof and each such Compensation and Benefit Plan is listed in Section 5.2(c) of the Company Disclosure Letter.

                       (ii) All of its Compensation and Benefit Plans are in substantial compliance with all applicable law, including the Code and the Employee Retirement Income Security Act of 1974, as amended ("ERISA") with the exception of any instances of non-compliance that are not, individually or in the aggregate, reasonably likely to have a Material Adverse Effect on the Company. Each of its Compensation and Benefit Plans that is an "employee pension benefit plan" within the meaning of Section 3(2) of ERISA (a "Pension Plan") and that is intended to be qualified under Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service (the "IRS"), and it is not aware of any circumstances likely to result in revocation of any such favorable determination letter. As of the date hereof, there is no pending or, to the knowledge of its executive officers, threatened in writing material litigation relating to its Compensation and Benefit Plans. Neither it nor any Subsidiary has engaged in a transaction with respect to any of its Compensation and Benefit Plans that, assuming the taxable period of such transaction expired as of the date hereof, would subject it or any of its Subsidiaries to a material tax or penalty imposed by either Section 4975 of the Code or Section 502 of ERISA and that is reasonably likely to have a Material Adverse Effect on the Company.

                       (iii) As of the date hereof, no liability under Subtitle C or D of Title IV of ERISA (other than the payment of prospective premium amounts to the Pension Benefit Guaranty Corporation in the normal course) has been or is expected to be incurred by it or any Subsidiary with respect to any ongoing, frozen or terminated "single-employer plan", within the meaning of
Section 4001(a)(15) of ERISA, currently or formerly maintained by any of them, or the single-employer plan of any entity which is considered one employer with it under Section 4001 of ERISA or Section 414 of the Code (its "ERISA Affiliate") (each such single-employer plan, its "ERISA Affiliate Plan"). No notice of a "reportable event", within the meaning of Section 4043 of ERISA for which the 30-day reporting requirement has not been waived, has been required to be filed for any of its Pension Plans or any of its ERISA Affiliate Plans within the 12-month period ending on the date hereof or will be required to be filed in connection with the transactions contemplated by this Agreement.

                       (iv) Neither any of its Pension Plans nor any of its ERISA Affiliate Plans has an "accumulated funding deficiency" (whether or not waived) within the meaning of Section 412 of the Code or Section 302 of ERISA. Neither it nor its Subsidiaries has provided, or is required to provide, security to any of its Pension Plans or to any of its ERISA Affiliate Plans pursuant to Section 401(a)(29) of the Code.

                       (v) The consummation of the Merger (or its approval by its shareholders) and the other transactions contemplated by this Agreement and the Stock Option Agreement will not (x) entitle any of its employees or directors or any employees of its Subsidiaries to severance pay, directly or indirectly, upon termination of employment, (y) accelerate the time of payment or vesting or trigger any payment of compensation or benefits under, increase the amount payable or trigger any other material obligation pursuant to, any of its Compensation and Benefit Plans or

(z) result in any breach or violation of, or a default under, any of its Compensation and Benefit Plans.

                       (vi) Since the Audit Date, except as provided for herein, in the Company Disclosure Letter or as disclosed in the Company's Reports filed prior to the date hereof, there has not been any increase in the compensation payable or that could become payable by it or any of its Subsidiaries to officers or key employees or any amendment of any of its Compensation and Benefit Plans other than increases or amendments in the ordinary course.

         (d) Takeover Statutes. The Board of Directors of the Company, including a majority of the non-employee directors of the Company, has duly adopted resolutions approving the Merger, the Stock Option Agreement and the transactions contemplated hereby and thereby and specifically naming SBC and its existing and future affiliates or associates (as such terms are defined under Section 33-840 and 33-843 of the CBCA). Such resolutions satisfy the requirements of Sections 33-842(c)(1) and 33-844(a) of the CBCA, are by their terms irrevocable, and have not been amended or modified in any manner. The provisions of Sections 33-841 and 33-844 of the CBCA do not and will not apply to the Merger or the other transactions contemplated by this Agreement or the Stock Option Agreement. No other "fair price," "moratorium," "control share acquisition" or other similar anti-takeover statute or regulation (each a "Takeover Statute") as in effect on the date hereof or any anti-takeover provision in the Company's certificate of incorporation and by-laws is applicable to the Company, the Company Shares, the Merger or the other transactions contemplated by this Agreement or the Stock Option Agreement.

                  (e) Environmental Matters. Except as disclosed in its Reports filed prior to the date hereof and except for such matters that, individually or in the aggregate, are not reasonably likely to have a Material Adverse Effect on it: (i) each of it and its Subsidiaries has complied with all applicable Environmental

Laws (as defined below); (ii) the properties currently owned or operated by it or any of its Subsidiaries (including soils, any groundwater underlying such properties, surface water, buildings or other structures) are not contaminated with any Hazardous Substances (as defined below) at levels that require investigation or cleanup under applicable Environmental Laws; (iii) the properties formerly owned or operated by it or any of its Subsidiaries were not contaminated with Hazardous Substances during the period of ownership or operation by it or any of its Subsidiaries; (iv) neither it nor any of its Subsidiaries has received written notice that it is subject to liability for any Hazardous Substance disposal or contamination on any third party property; (v) neither it nor any Subsidiary has been responsible for any release or threat of release of any Hazardous Substance; (vi) as of the date hereof neither it nor any Subsidiary has received any written notice, demand, letter, claim or request for information alleging that it or any of its Subsidiaries may be in violation of or liable under any Environmental Law; and (vii) neither it nor any of its Subsidiaries is subject to any binding orders, decrees, injunctions or other arrangements with any Governmental Entity or is subject to any indemnity or other agreement with any third party relating to liability under any Environmental Law or relating to Hazardous Substances.

         As used herein, the term "Environmental Law" means any Law relating to:
(A) the protection, investigation or restoration of the environment, health, safety, or natural resources, (B) the handling, use, presence, disposal, release or threatened release of any Hazardous Substance or (C) noise, odor, wetlands, pollution, contamination or any injury or threat of injury to persons or property in connection with any Hazardous Substance.

         As used herein, the term "Hazardous Substance" means any substance that is: listed, classified or regulated pursuant to any Environmental Law, including any petroleum product or by-product, friable asbestos-containing material, lead-containing paint, polychlorinated biphenyls, radioactive materials or radon.

         (f) Labor Matters. As of the date hereof, neither it nor any of its Subsidiaries is the subject of any material proceeding asserting that it or any of its Subsidiaries has committed an unfair labor practice or is seeking to compel it to bargain with any labor union or labor organization nor is there pending or, to the actual knowledge of its executive officers, threatened, nor has there been for the past five years, any labor strike, dispute, walkout, work stoppage, slow-down or lockout involving it or any of its Subsidiaries, except in each case as is not, individually or in the aggregate, reasonably likely to have a Material Adverse Effect on it.

         (g) Rights Agreement. The Company has amended the Rights Agreement to provide that neither SBC nor Merger Sub shall be deemed to be an Acquiring Person (as defined in the Rights Agreement) and the Distribution Date (as defined in the Rights Agreement) shall not be deemed to occur and that the Rights will not become separable, distributable, unredeemable or exercisable as a result of entering into this Agreement, the Stock Option Agreement or consummating the Merger and/or the other transactions contemplated hereby and thereby.

         (h) Brokers and Finders. Neither it nor any of its officers, directors or employees has employed any broker or finder or incurred any liability for any brokerage fees, commissions or finders' fees in connection with the Merger or the other transactions contemplated in this Agreement and the Stock Option Agreement except that the Company has employed Salomon Smith Barney Inc. as its financial advisor, the arrangements with which have been disclosed to SBC prior to the date hereof.

         (i) Intellectual Property. (i) The Company and/or each of its Subsidiaries owns, or is licensed or otherwise possesses legally enforceable rights to use, all patents, trademarks, trade names, service marks, copyrights, and any applications therefor, technology, know-how, computer software programs or applications, and tangible or intangible proprietary information or materials that are used in its or any of its Subsidiaries' businesses as currently conducted, and to the actual knowledge of its executive officers all patents, trademarks, trade names, service marks and copyrights held by it and/or its Subsidiaries are valid and subsisting, except for any failures to so own, be licensed or possess or to be valid and subsisting, as the case may be, that, individually or in the aggregate, are not reasonably likely to have a Material Adverse Effect on it.

                       (ii) Except as disclosed in its Reports filed prior to the date hereof or as is not reasonably likely to have a Material Adverse Effect on the Company:

                       (A) it and its Subsidiaries are not, nor will any of them be as a result of the execution and delivery of this Agreement or the performance of its obligations hereunder, in violation of any licenses, sublicenses and other agreements as to which it or any of its Subsidiaries is a party and pursuant to which it or any Subsidiary is authorized to use any third-party patents, trademarks, service marks, and copyrights ("Third- Party Intellectual Property Right");

                       (B) to the actual knowledge of the Company, no claims as of the date hereof with respect to (I) the patents, registered and material unregistered trademarks and service marks, registered copyrights, trade names, and any applications therefor owned by it or any its Subsidiaries (the "Owned Intellectual Property Rights");
                       (II) any trade secrets material to it; or (III) Third-Party Intellectual Property Rights are currently pending or, to the knowledge of its executive officers, are threatened by any Person; and

                       (C) to the actual knowledge of its executive officers, there is no unauthorized use, infringement or misappropriation of any of the Owned Intellectual Property Rights by any third party, including any of its or any of its Subsidiaries' employees or former employees.

         (j) Severance Payments. No payments to be made to any of the officers and employees of the Company or its Subsidiaries as a result of the consummation of the Merger will be subject to the deduction limitations under Section 280G of the Code.

         5.3. Representations and Warranties of SBC and Merger Sub. Except as set forth in the corresponding sections or subsections of the SBC Disclosure Letter, SBC, on behalf of itself and Merger Sub, hereby represents and warrants to the Company that:

         (a) Capital Structure. (i) The authorized capital stock of SBC consists of 2,200,000,000 shares of SBC Common Stock, of which 918,627,275 shares were issued and outstanding and 13,831,028 shares were held in treasury as of the close of business on December 30, 1997; and 10,000,000 shares of Preferred Stock, par value $1.00 per share (the "SBC Preferred Shares"), of which no shares were outstanding as of the close of business on December 31, 1997. All of the outstanding shares of SBC Common Stock have been duly authorized and are validly issued, fully paid and nonassessable. SBC has no shares of SBC Common Stock or SBC Preferred Shares reserved for issuance except that SBC has reserved no more than 10,000,000 SBC Preferred Shares for issuance pursuant to the Rights Agreement, dated as of January 27, 1989, between SBC and American Transtech, Inc., as Rights Agent, as amended by the Amendment of Rights Agreement, dated as of August 5, 1992, between SBC and The Bank of New York, as successor Rights Agent, and the Second Amendment of Rights Agreement, dated as of June 15, 1994, between SBC and The Bank of New York, as successor Rights Agent (as amended, the "SBC Rights Agreement"). Each of the outstanding shares of capital stock of each of SBC's Significant Subsidiaries is duly authorized, validly issued, fully paid and nonassessable and owned by SBC or a direct or indirect wholly-owned subsidiary of SBC, free and clear of any lien, pledge, security interest, claim or other encumbrance. Except pursuant to SBC's Senior Management Long Term Incentive Plan, Incentive Award Deferral Plan, Non-Employee Directors Stock and Deferral Plan, Stock Savings Plan, 1994 Stock Option Plan, 1996 Stock and Incentive Plan, 1995 Management Stock Option Plan, Savings Plan, Savings and Security Plan and stock plans assumed by SBC pursuant to the merger of SBC Communications (NV), Inc. with and into Pacific Telesis Group consummated on April 1, 1997 (collectively, the "SBC Stock Plans"), neither SBC nor any of its Subsidiaries has any obligation with respect to any preemptive or other outstanding rights, options, warrants, conversion rights, stock appreciation rights, redemption rights, repurchase rights, agreements, arrangements or commitments to issue or to sell any shares of capital stock or other securities of SBC or any of its Significant Subsidiaries or any securities or obligations convertible or exchangeable into or exercisable for, or giving any Person a right to subscribe for or acquire, any securities of the Company or any of its Significant Subsidiaries, and no securities or obligation evidencing such rights are authorized, issued or outstanding. SBC does not have outstanding any bonds, debentures, notes or other obligations the holders of which have the right to vote (or convertible into or exercisable for securities having the right to vote) with the stockholders of SBC on any matter.

                       (ii) The authorized capital stock of Merger Sub consists of 1,000 shares of common stock, par value $1.00 per share, all of which are validly issued and outstanding. All of the issued and outstanding capital stock of Merger Sub is, and at the Effective Time will be, owned by SBC, and there are (i) no other shares of capital stock or other voting securities of Merger Sub, (ii) no securities of Merger Sub convertible into or exchangeable for shares of capital stock or other voting securities of Merger Sub and (iii) no options or other rights to acquire from Merger Sub, and no obligations of Merger Sub to issue, any capital stock, other voting securities or securities convertible into or exchangeable for capital stock or other voting securities of Merger Sub. Merger Sub has not conducted any business prior to the date hereof and has no, and prior to the Effective Time will have no, assets, liabilities or obligations of any nature other than those incident to its formation and pursuant to this Agreement and the Merger and the other transactions contemplated by this Agreement.

         (b) Corporate Authority; Approval and Fairness. SBC and Merger Sub each has all requisite corporate power and authority and each has taken all corporate action necessary in order to execute, deliver and perform its obligations under this Agreement and the Stock Option Agreement and to consummate, subject only to the SBC Required Consents, the Merger. Each of this Agreement and the Stock Option Agreement has been duly executed and delivered by SBC and Merger Sub and is a valid and binding agreement of SBC and Merger Sub, enforceable against each of SBC and Merger Sub in accordance with its terms, subject to the Bankruptcy and Equity Exception. SBC has received the opinion of its financial advisors, Lazard Freres & Co., in a customary form and to the effect that the Merger Consideration to be paid by SBC in the Merger is fair to SBC from a financial point of view. The shares of SBC Common Stock, when issued pursuant to this Agreement, will be validly issued, fully paid and nonassessable, and no stockholder of SBC will have any preemptive right of subscription or purchase in respect thereof.

         (c) Brokers and Finders. Neither it nor any of its officers, directors or employees has employed any broker or finder or incurred any liability for any brokerage fees, commissions or finders' fees in connection with the Merger or the other transactions contemplated in this Agreement and the Stock Option Agreement except that SBC and Merger Sub have employed Lazard Freres & Co. as their financial advisor.


                                   ARTICLE VI

                                    Covenants

          6.1. Interim Operations. (a) The Company covenants and agrees as to itself and its Subsidiaries that, after the date hereof and prior to the Effective Time (unless SBC shall otherwise approve in writing, which approval shall not be unreasonably withheld or delayed, and except as otherwise expressly contemplated by this Agreement or the Stock Option Agreement, in the Company Disclosure Letter or as required by applicable Law):

                       (i) the business of it and its Subsidiaries shall be conducted in the ordinary and usual course and, to the extent consistent therewith, it and its Subsidiaries shall use all reasonable efforts to preserve its business organization intact and maintain its existing relations and goodwill with customers, suppliers, regulators, distributors, creditors, lessors, employees and business associates;

                       (ii) it shall not (A) amend its certificate of incorporation or by-laws or amend, modify or terminate the Rights Agreement; (B) split, combine, subdivide or reclassify its outstanding shares of capital stock;
(C) declare, set aside or pay any dividend payable in cash, stock or property in respect of any capital stock, other than per share regular quarterly cash dividends not in excess of $0.44 per Company Share; or (D) repurchase, redeem or otherwise acquire, or permit any of its Subsidiaries (other than the Company's Employee Stock Ownership Plan) to purchase or otherwise acquire, any shares of its capital stock or any securities convertible into or exchangeable or exercisable for any shares of its capital stock;

                       (iii) neither it nor any of its Subsidiaries shall knowingly take any action that would prevent the Merger from qualifying for "pooling of interests" accounting treatment or as a tax-free "reorganization" within the meaning of Section 368(a) of the Code or that would cause any of its representations and warranties herein to become untrue in any material respect;

                       (iv) neither it nor any of its Subsidiaries shall terminate, establish, adopt, enter into, make any new grants or awards under, amend or otherwise modify, any Compensation and Benefit Plans or increase the salary, wage, bonus or other compensation of any directors, officers or employees except (A) for grants or awards to directors, officers and employees of it or its Subsidiaries under existing Compensation and Benefit Plans in such amounts and on such terms as are consistent with past practice, (B) in the normal and usual course of business (which shall include normal periodic performance reviews and related compensation and benefit increases and the provision of individual Compensation and Benefit Plans consistent with past practice for promoted or newly hired officers and employees and the adoption of Compensation and Benefit Plans for employees of new Subsidiaries in amounts and on terms consistent with past practice) or (C) for actions necessary to satisfy existing contractual obligations under Compensation and Benefit Plans existing as of the date hereof;

                       (v) neither it nor any of its Subsidiaries shall issue any preferred stock or incur any indebtedness for borrowed money (other than indebtedness incurred solely for the purpose of funding the Escrow Account or the replacement or refinancing of existing short-term indebtedness) or guarantee any such indebtedness if the Company should reasonably anticipate that as a result of such incurrence any of the Company's or any of its Subsidiaries' outstanding senior indebtedness would be rated lower than A by Standard & Poor's;

                       (vi) neither it nor any of its Subsidiaries shall make any capital expenditures in any calendar year in an aggregate amount in excess of the aggregate amount reflected in the Company's capital expenditure budget for such year, a copy of which has been provided to SBC, plus $100 million;

                       (vii) except as contemplated by Section 6.1(a)(iv), neither the Company nor any of its Subsidiaries shall issue, deliver, sell, or encumber shares of any class of its common stock or any securities convertible into, or any rights, warrants or options to acquire, any such shares except the option granted under the Stock Option Agreement, options outstanding on the date hereof under the Stock Plans, awards of options and restricted stock granted hereafter under the Stock Plans in the ordinary course of business in accordance with this Agreement and shares issuable pursuant to such options and awards;

                       (viii) neither it nor any of its Subsidiaries shall spend in excess of $50 million in any calendar year to acquire any business, whether by merger, consolidation, purchase of property or assets or otherwise (valuing any non-cash consideration at its fair market value as of the date of the agreement for such acquisition). For purposes of this clause (viii), the amount spent with respect to any acquisition shall be deemed to include the aggregate amount of capital expenditures that the Company is obligated to make at any time or plans to make as result of such acquisition within two years after the date of acquisition; (ix) neither it nor its Subsidiaries shall enter any business other than the telecommunications business and those businesses traditionally associated with the telecommunications business or enter into or extend any telecommunications business outside the geographic areas served by it and its Subsidiaries as of the date of this Agreement; and

                       (x) neither it nor any of its Subsidiaries shall agree prior to the Effective Time to do any of the foregoing after the Effective Time.

         (b) SBC covenants and agrees as to itself and its Subsidiaries that, after the date hereof and prior to the Effective Time (unless the Company shall otherwise approve in writing, which approval shall not be unreasonably withheld or delayed, and except as otherwise expressly contemplated by this Agreement or in the SBC Disclosure Letter or as required by applicable Law):

                       (i) it shall not (A) amend its certificate of incorporation or by-laws in any manner that would prohibit or hinder, impede or delay in any material respect the Merger or the consummation of the transactions contemplated hereby; (B) declare, set aside or pay any dividend or other distribution payable in cash or property (other than SBC Common Stock) in respect of any capital stock, other than per share regular quarterly cash dividends; or (C) repurchase, redeem or otherwise acquire, or permit any of its Subsidiaries to purchase or otherwise acquire, except in open market transactions or in connection with the SBC Stock Plans, any shares of its capital stock or any securities convertible into or exchangeable for any shares of its capital stock;

                       (ii) neither it nor any of its Subsidiaries shall knowingly take any action that would prevent the Merger from qualifying as a tax-free "reorganization" within the meaning of Section 368(a) of the Code or that would cause any of its representations and warranties herein to become untrue in any material respect, provided, however, that nothing contained herein shall limit the ability of SBC to exercise its rights under the Stock Option Agreement; and

                       (iii) neither it nor any of its Subsidiaries will authorize or enter into an agreement to do any of the foregoing.

         (c) SBC and the Company agree that any written approval obtained under this Section 6.1 may be relied upon by the other party if signed by the Chief Executive Officer, Chief Financial Officer, chief legal officer or another executive officer of the other party.

         6.2. Acquisition Proposals. (a) The Company agrees that neither it nor any of its Subsidiaries nor any of the officers and directors of it or its Subsidiaries shall, and that it shall direct and use its best efforts to cause its and its Subsidiaries' Representatives not to, directly or indirectly, initiate, solicit, encourage or otherwise facilitate any inquiries or the making of any proposal or offer with respect to a merger, reorganization, share exchange, consolidation or similar transaction involving it, or any purchase of, or tender offer for, 15% or more of the equity securities of it or any of its Subsidiaries listed on Schedule 1 or 15% or more of its and its Subsidiaries' assets (based on the fair market value thereof) taken as a whole (any such proposal or offer being hereinafter referred to as an "Acquisition Proposal"). The Company further agrees that neither it nor any of its Subsidiaries nor any of the officers and directors of it or its Subsidiaries shall, and that it shall direct and use its best efforts to cause its Representatives not to, directly or indirectly, have any discussions with or provide any confidential information or data to any Person relating to

                                      31-
an Acquisition Proposal or engage in anynegotiations concerning an Acquisition Proposal, or otherwise facilitate any effort or attempt to make or implement an Acquisition Proposal; provided, however, that nothing contained in this Agreement shall prevent the Company or its board of directors from (A) complying with Rule 14e-2 promulgated under the Exchange Act with regard to an Acquisition Proposal; (B) making any disclosure to the Company's shareholders if, in the good faith judgment of the board of directors of the Company, failure so to disclose would be inconsistent with its obligations under applicable law; (C) engaging in any discussions or negotiations with or providing any information to, any Person in response to a bona fide written Acquisition Proposal by any such Person received after the date hereof that was not solicited by the Company after the date hereof; or (D) recommending such an Acquisition Proposal to the shareholders of the Company if and only to the extent that, in such case referred to in clause (C) or (D), the board of directors of the Company concludes in good faith (after consultation with its financial advisor) that such Acquisition Proposal is reasonably capable of being completed, taking into account all legal, financial, regulatory and other aspects of the proposal and the Person making the proposal, and would, if consummated, result in a transaction more favorable to the Company's shareholders from a financial point of view than the transaction contemplated by this Agreement (any such more favorable Acquisition Proposal being referred to in this Agreement as a "Superior Proposal"). The Company agrees that it will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any Acquisition Proposal. The Company also agrees that it will promptly request each Person that has heretofore executed a confidentiality agreement in connection with its consideration of any Acquisition Proposal to return all confidential information heretofore furnished to such Person by or on behalf of it or any of its Subsidiaries.

         (b) The Company agrees that it will take the necessary steps to promptly inform the individuals or entities referred to in the first sentence hereof of the obligations undertaken in this Section 6.2. The Company agrees that it will notify SBC promptly if any such inquiries, proposals or offers are received by, any such information is requested from, or any such discussions or negotiations are sought to be initiated or continued with, any of the Company's Representatives indicating, in connection with such notice, the name of such Person and the material terms and conditions of any proposals or offers and thereafter shall keep SBC informed, on a current basis, of the status and material terms of any such proposals or offers and the status of any such discussions or negotiations.

         6.3. Information Supplied. The Company and SBC each agrees, as to itself and its Subsidiaries, that none of the information supplied or to be supplied by it or its Subsidiaries for inclusion or incorporation by reference in (i) the Registration Statement on Form S-4 to be filed with the SEC by SBC in connection with the issuance of shares of SBC Common Stock in the Merger (including the proxy statement and prospectus (the "Prospectus/Proxy Statement") constituting a part thereof) (the "S-4 Registration Statement") will, at the time the S-4 Registration Statement becomes effective under the Securities Act, and (ii) the Prospectus/Proxy Statement and any amendment or supplement thereto will, at the date of mailing to shareholders and at the time of the Shareholders Meeting, in any such case, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. If at any time prior to the Effective Time any information relating to SBC or the Company, or any of their respective affiliates, officers or directors, should be discovered by SBC or the Company which should be set forth in an amendment or supplement to any of the S-4 Registration Statement or the Prospectus/Proxy Statement, so that any of such documents would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, the party which discovers such information shall promptly notify the other parties hereto and an appropriate amendment or supplement describing such information shall be promptly filed with the SEC and, to the extent required by law, disseminated to the shareholders of the Company.

6.4. Shareholders Meeting. The Company will take, in accordance with applicable law and its certificate of incorporation and by-laws, all action necessary to convene a meeting of holders of Company Shares (the

"Shareholders Meeting") as promptly as practicable after the S-4 Registration Statement is declared effective to consider and vote upon the approval of this Agreement and the Merger. Unless the board of directors of the Company determines in good faith after consultation with outside legal counsel that to do so would result in a failure to comply with its fiduciary duties under applicable law, the Company's board of directors shall recommend approval of this Agreement and the Merger and shall take all lawful action to solicit such approval.

         6.5. Filings; Other Actions; Notification. (a) SBC and the Company shall promptly prepare and file with the SEC the Prospectus/Proxy Statement, and SBC shall prepare and file with the SEC the S-4 Registration Statement as promptly as practicable. SBC and the Company each shall use all reasonable efforts to have the S-4 Registration Statement declared effective under the Securities Act as promptly as practicable after such filing, and promptly thereafter mail the Prospectus/Proxy Statement to the shareholders of the Company. SBC shall also use all reasonable efforts to obtain prior to the effective date of the S-4 Registration Statement all necessary state securities law or "blue sky" permits and approvals required in connection with the Merger and to consummate the other transactions contemplated by this Agreement and will pay all expenses incident thereto.

                  (b) The Company and SBC each shall use all reasonable efforts to cause to be delivered to the other party and its directors (i) letters of its independent auditors, dated (A) the date on which the S-4 Registration Statement shall become effective and (B) the Closing Date, and addressed to the other party and its directors, in form and substance customary for "comfort" letters delivered by independent public accountants in connection with registra tion statements similar to the S-4 Registration Statement, and (ii) a letter from its independent auditors addressed to SBC and the Company, dated as of the Closing Date, stating their opinion that the Merger will qualify for pooling-of-interests accounting treatment.

         (c) The Company and SBC shall cooperate with the other and use (and shall cause their respective Subsidi aries to use) their respective best efforts to take or cause to be taken all actions, and do or cause to be done all things, necessary, proper or advisable on its part under this Agreement and the Stock Option Agreement and applicable Laws to consummate and make effective the Merger and the other transactions contemplated by this Agreement and the Stock Option Agreement as soon as practicable, including preparing and filing as promptly as practicable all documentation to effect all necessary applications, notices, petitions, filings and other documents and to obtain as promptly as practicable all consents, registrations, approvals, permits and authorizations necessary or advisable to be obtained from any third party and/or any Governmental Entity in order to consummate the Merger or any of the other transactions contemplated by this Agreement or the Stock Option Agreement; provided, however, that nothing in this Section 6.5 shall require, or be construed to require, SBC or the Company to proffer, or agree to, any concession to any Governmental Entity if (i) such concession is reasonably likely to have a Material Adverse Effect on the Company following the Effective Time, (ii) such concession is reasonably likely to have a Material Adverse Effect on SBC following the Effective Time (it being understood that, for this purpose, materiality shall be determined with reference to the total enterprise value of the Company and its Subsidiaries, taken as a whole, rather than that of SBC and its Subsidiaries, taken as a whole, and taking into account any material restrictions on the ability of SBC or any of its Significant Subsidiaries to conduct its operations as currently conducted or as proposed to be conducted by
it). Subject to applicable laws relating to the exchange of information, SBC and the Company shall have the right to review in advance, and to the extent practicable each will consult the other on, all the information relating to SBC or the Company, as the case may be, and any of their respective Subsidiaries, that appears in any filing made with, or written materials submitted to, any third party and/or any Governmental Entity in connection with the Merger and the other transactions contemplated by this Agreement or the Stock Option Agreement. In exercising the foregoing right, each of the Company and SBC shall act reasonably and as promptly as practicable.

                  (d) Subject to applicable laws relating to the exchange of information, the Company and SBC each shall, upon request by the other, furnish the other with all information concerning itself, its Subsidiaries, directors, officers and stockholders and such other matters as may be reasonably necessary or advisable in connection with the Prospectus/Proxy Statement, the S-4 Registration Statement or any other statement, filing, notice or application made by or on behalf of SBC, the Company or any of their respective Subsidiaries to any third party and/or any Governmental Entity in connection with the Merger and the transactions contemplated by this Agreement or the Stock Option Agreement.

         (e) The Company and SBC each shall keep the other apprised of the status of matters relating to comple tion of the transactions contemplated hereby, including promptly furnishing the other with copies of notices or other communications received by SBC or the Company, as the case may be, or any of its Subsidiaries, from any third party and/or any Governmental Entity with respect to the Merger and the other transactions contemplated by this Agreement or the Stock Option Agreement. Each of the Company and SBC shall give prompt notice to the other of any change that is reasonably likely to result in a Material Adverse Effect on it or of any failure of any of the conditions to the other party's obligations to effect the Merger set forth in Article VII.

         6.6. Access; Consultation. (a) Upon reasonable notice, and except as may otherwise be required by appli cable law, the Company and SBC each shall (and shall cause its Subsidiaries to) afford the other's and the other's Subsidiaries' employees, agents and representatives (including any investment banker, attorney or accountant retained by the other or any of the other's Subsidiaries)(such officers, directors, employees, agents and representatives being referred to in this Agreement, with respect to the Company or SBC, as the context requires, as such party's "Representatives") reasonable access, during normal business hours throughout the period prior to the Effective Time, to its properties, books, contracts and records and, during such period, each shall (and shall cause its Subsidiaries to) furnish promptly to the other all information concerning its business, properties and personnel as may reasonably be requested, provided that no investigation pursuant to this Section shall affect or be deemed to modify any representation or warranty made by the Company, SBC or Merger Sub hereunder, and provided, further, that the foregoing shall not require the Company or SBC to permit any inspection, or to disclose any information, that in the reasonable judgment of the Company or SBC, as the case may be, would violate applicable law or any of its obligations with respect to confidentiality or would result in the disclosure of any trade secrets of third parties if the Company or SBC, as the case may be, shall have used all reasonable efforts to obtain the consent of such third party to such inspection or disclosure. All requests for information made pursuant to this Section shall be directed to an executive officer of the Company or SBC, as the case may be, or such Person as may be designated by any such executive officer, as the case may be. All information provided pursuant to this Section 6.6 shall be governed by the terms of the Confidentiality Agreement.

         (b) Subject to the Confidentiality Agreement and to Section 6.16, from the date hereof to the Effective Time, SBC and the Company agree to consult with each other on a regular basis on a schedule to be agreed with regard to their respective operations.

         (c) From the date hereof to the Effective Time, the Company agrees to notify SBC in advance of any issuance by the Company or any of its Subsidiaries of any long-term debt or preferred stock.

         6.7. Affiliates. (a) Each of the Company and SBC shall deliver to the other a letter identifying all Persons whom such party believes to be, at the date of the Shareholders Meeting, "affiliates" of such party for purposes of applicable interpretations regarding use of the pooling-of-interests accounting method and, in the case of "affiliates" of the Company, for purposes of Rule 145 under the 1933 Act. Each of the Company and SBC shall use all reasonable efforts to cause each Person who is identified as an "affiliate" in the letter referred to above to deliver to SBC prior to the date of the Shareholders Meeting a written agreement, in the form attached hereto as Exhibit C, in the case of affiliates of the Company (the "Company Affiliate's Letter"), and Exhibit D, in the case of affiliates of SBC (the "SBC Affiliate's Letter"). Prior to the Effective Time, each of the Company and SBC shall use all reasonable efforts to cause each additional Person who is identified as an "affiliate" to execute the applicable written agreement as set forth in this Section 6.7.

                  (b) If the Merger would otherwise qualify for pooling-of-interests accounting treatment, shares of SBC Common Stock issued to such affiliates of the Company in exchange for Company Shares shall not be transferable until such time as financial results covering at least 30 days of combined operations of SBC and the Company shall have been published within the meaning of Section 201.01 of the SEC's Codification of Financial Reporting Policies, regardless of whether each such affiliate has provided the written agreement referred to in this Section, except to the extent permitted by, and in accordance with, SEC Accounting Series Release 135 and SEC Staff Accounting Bulletins 65 and 76. Any Company Shares held by any such affiliate shall not be transferable, regardless of whether such affiliate has provided the applicable written agreement referred to in this Section, if such transfer, either alone or in the aggregate with other transfers by affiliates, would preclude SBC's ability to account for the business combination to be effected by the Merger as a pooling of interests. The Company shall not register the transfer of any Certificate, unless such transfer is made in compliance with the foregoing.

         6.8. Stock Exchange Listing and De-listing. SBC shall use its best efforts to cause the shares of SBC Common Stock to be issued in the Merger to be approved for listing on the NYSE, subject to official notice of issuance, prior to the Closing Date. The Surviving Corporation shall use its best efforts to cause the Company Shares to be de-listed from the NYSE and the Pacific Exchange and de-registered under the Exchange Act as soon as practicable following the Effective Time.

         6.9. Publicity. The initial press release with respect to the Merger shall be a joint press release, and thereafter the Company and SBC each shall consult with each other prior to issuing any press releases or otherwise making public announcements with respect to the Merger and the other transactions contemplated by this Agreement and the Stock Option Agreement and prior to making any filings with any third party and/or any Governmental Entity (including any national securities exchange) with respect thereto, except as may be required by law or by obligations pursuant to any listing agreement with or rules of any national securities exchange.

         6.10. Benefits.

         (a) Stock Options.

                       (i) At the Effective Time, each outstanding option to purchase Company Shares (a "Company

Option") under the Stock Plans, whether vested or unvested, shall be deemed to constitute an option to acquire, on the same terms and conditions as were applicable under such Company Option, after giving effect to any provision requiring the vesting of any Company Option as a result of the transactions contemplated by this Agreement, the same number of shares of SBC Common Stock as the holder of such Company Option would have been entitled to receive pursuant to the Merger had such holder exercised such Company Option in full immediately prior to the Effective Time (rounded down to the nearest whole number) (a "Substitute Option"), at an exercise price per share (rounded up to the nearest whole cent) equal to (y) the aggregate exercise price for the Company Shares otherwise purchasable pursuant to such Company Option divided by (z) the number of full shares of SBC Common Stock deemed purchasable pursuant to such Company Option in accordance with the foregoing. At or prior to the Effective Time, the Company shall make all necessary arrangements with respect to the Stock Plans, including any necessary amendments thereto, to permit the assumption of the unexercised Company Options by SBC pursuant to this Section and no later than five business days after the Effective Time SBC shall register under the Securities Act of 1933 on Form S-8 or other appropriate form (and use its best efforts to maintain the effectiveness thereof) shares of SBC Common Stock issuable pursuant to all Substitute Options. As promptly as practicable after the Effective Time, the Company shall deliver to the participants in the Stock Plans appropriate notices setting forth such participants' rights pursuant to such assumed Company Options.

                       (ii) Effective at the Effective Time, SBC shall assume each Company Option in accordance with the terms of the Stock Plan under which it was issued and the stock option agreement by which it is evidenced.

         (b) Employee Benefits. SBC agrees that it shall cause the Surviving Corporation for at least two years after the Effective Time to provide or cause to be provided to employees of the Company and its Subsidiaries compensation and benefit plans that are no less favorable, in the aggregate, than the Company's Compensation and Benefit Plans; provided, however, if during this period SBC implements any widespread increase or decrease in benefits under compensation and benefit plans or in the cost thereof to participants under compensation and benefit plans applicable to employees of SBC and its Subsidiaries (other than the Surviving Corporation and its Subsidiaries), the Surviving Corporation shall proportionately adjust the benefits under the Company's compensation and benefit plans or the cost thereof to participants, and provided, further, with respect to employees who are subject to collective bargaining, all benefits shall be provided in accordance with the applicable collective bargaining agreement. SBC shall, and shall cause the Surviving Corporation to, honor, pursuant to their terms, all employee benefit obligations to current and former employees under the Compensation and Benefit Plans.

         6.11. Expenses. Except as otherwise provided in Section 6.18 or 8.5(b), whether or not the Merger is consummated, all costs and expenses incurred in connection with this Agreement and the Merger and the other transactions contemplated by this Agreement shall be paid by the party incurring such cost or expense, except that expenses incurred in connection with the filing fee for the S-4 Registration Statement and printing and mailing the Prospectus/Proxy Statement and the S-4 Registration Statement and the filing fee under the HSR Act shall be shared equally by SBC and the Company.

         6.12. Indemnification; Directors' and Officers' Insurance. (a) From and after the Effective Time, SBC agrees that it will indemnify and hold harmless each present and former director and officer of the Company (when acting in such capacity) determined as of the Effective Time (the "Indemnified Parties"), against any costs or expenses (including reasonable attorneys' fees), judgments, fines, losses, claims, damages or liabilities (collectively, "Costs") incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of or pertain ing to matters existing or occurring at or prior to the Effective Time, whether asserted or claimed prior to, at or after the Effective Time, to the fullest extent that the Company would have been permitted under Connecticut law and its certificate of incorporation or by-laws in effect on the date hereof to indemnify such Person (and SBC shall also advance expenses as incurred to the fullest extent permitted under applicable law, provided the Person to whom expenses are advanced provides an undertaking to repay such advances if it is ultimately determined that such Person is not entitled to indemnification).

         (b) Any Indemnified Party wishing to claim indemnification under paragraph (a) of this Section 6.12, upon learning of any such claim, action, suit, proceeding or investigation, shall promptly notify SBC thereof, but the failure to so notify shall not relieve SBC of any liability it may have to such Indemnified Party if such failure does not materially prejudice SBC. In the event of any such claim, action, suit, proceeding or investigation (whether arising before or after the Effective Time), (i) SBC or the Surviving Corporation shall have the right to assume the defense thereof and SBC shall not be liable to such Indemnified Parties for any legal expenses of other counsel or any other expenses subsequently incurred by such Indemni fied Parties in connection with the defense thereof, except that if SBC or the Surviving Corporation elects not to assume such defense or counsel for the Indemnified Parties advises that there are issues which raise conflicts of interest between SBC or the Surviving Corporation and the Indemnified Parties, the Indemnified Parties may retain counsel satisfactory to them, and SBC or the Surviving Corporation shall pay all reasonable fees and expenses of such counsel for the Indemnified Parties promptly as state ments therefor are received; provided, however, that SBC shall be obligated pursuant to this paragraph (b) to pay for only one firm of counsel for all Indemnified Parties in any jurisdiction, (ii) the Indemnified Parties will cooperate in the defense of any such matter, and
(iii) SBC shall not be liable for any settlement effected without its prior written consent.

         (c) SBC or the Surviving Corporation shall maintain a policy of officers' and directors' liability insurance for acts and omissions occurring prior to the Effective Time ("D&O Insurance") with coverage in amount and scope at least as favorable as the Company's existing directors' and officers' liability insurance coverage for a period of six years after the Effective Time; provided, however, if the existing D&O Insurance expires, is terminated or cancelled, or if the annual premium therefor is increased to an amount in excess of 175% of the last annual premium paid prior to the date hereof (the "Current Premium"), in each case during such six year period, SBC or the Surviving Corporation will use its best efforts to obtain D&O Insurance in an amount and scope as great as can be obtained for the remainder of such period for a premium not in excess (on an annualized basis) of 175% of the Current Premium.

         (d) If SBC or the Surviving Corporation or any of its successors or assigns (i) shall consolidate with or merge into any other corporation or entity and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) shall transfer all or substantially all of its properties and assets to any individual, corporation or other entity, then and in each such case, proper provisions shall be made so that the successors and assigns of SBC or the Surviving Corporation, as the case may be, shall assume all of the obligations set forth in this Section.

         (e) The provisions of this Section are intended to be for the benefit of, and shall be enforceable by, each of the Indemnified Parties, their heirs and their representatives.

         6.13. Takeover Statute. If any Takeover Statute is or may become applicable to the Merger or the other transactions contemplated by this Agreement or the Stock Option Agreement, each party hereto and its board of directors shall grant such approvals and take such actions as are necessary so that such transactions may be consum mated as promptly as practicable on the terms contemplated by this Agreement or the Stock Option Agreement or by the Merger and otherwise act to eliminate or minimize the effects of such statute or regulation on such transactions.

         6.14. Dividends. The Company shall coordinate with SBC the declaration, setting of record dates and payment dates of dividends on Company Shares so that holders of Company Shares do not receive dividends on both Company Shares and SBC Common Stock received in the Merger in respect of any calendar quarter or fail to receive a dividend on either Company Shares or SBC Common Stock received in the Merger in respect of any calendar quarter.

         6.15. Confidentiality. The Company and SBC each acknowledges and confirms that it has entered into a Confidentiality and Non-Disclosure Agreement, dated October 22, 1997 (the "Confidentiality Agreement"), and that the Confidentiality Agreement shall remain in full force and effect in accordance with its terms, whether or not the Merger is consummated.

         6.16. Control of the Company's Operations. Nothing contained in this Agreement shall give SBC, directly or indirectly, rights to control or direct the Company's operations prior to the Effective Time. Prior to the Effective Time, the Company shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision of its operations.

         6.17. Tax Representation Letters. For purposes of the tax opinions described in Sections 7.2(c) and 7.3(c) of this Agreement, each of the Company and SBC shall provide representation letters, in form and substance reasonably satisfactory to the Company and SBC, each dated as of the date that is two business days prior to the date the Prospectus/Proxy Statement is first mailed to shareholders of the Company and reissued as of the Closing Date.

         6.18. Transfer Taxes. All state, local, foreign or provincial sales, use, real property transfer, stock transfer or similar Taxes (including any interest or penalties with respect thereto) attributable to the Merger (collectively, the "Transfer Taxes") shall be timely paid by the Company, which payments, if any, shall be made from the Escrow Account if required by Section 4.5.

                                   ARTICLE VII

                                   Conditions

         7.1. Conditions to Each Party's Obligation to Effect the Merger. The respective obligation of each party to effect the Merger is subject to the satisfaction or waiver at or prior to the Effective Time of each of the following conditions:

         (a) Shareholder Approval. This Agreement shall have been duly approved by holders of Company Shares constituting the Company Requisite Vote;

         (b) NYSE Listing. The shares of SBC Common Stock issuable to the Company shareholders pursuant to this Agreement shall have been approved for listing on the NYSE subject to official notice of issuance.

         (c) Governmental Consents. The waiting period applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated and all material

Company Required Consents and SBC Required Consents from or with the FCC, the DPUC or any other Governmental Entity shall have been made or obtained pursuant to a Final Order, free of any conditions adverse to the Company or SBC (other than for conditions that (i) are not reasonably likely, individually or in the aggregate, to have a Material Adverse Effect on the Company following the Effective Time, or (ii) are not reasonably likely to have a Material Adverse Effect on SBC following the Effective Time (it being understood that, for this purpose, materiality shall be determined with reference to the total enterprise value of the Company and its Subsidiaries, taken as a whole, rather than that of SBC and its Subsidiaries, taken as a whole, and taking into account any material restrictions on the ability of SBC or any of its Significant Subsidiaries to conduct its operations as currently conducted or as proposed to be conducted by
it)). For the purposes of this Agreement, "Final Order" means an action or decision that has been granted as to which (a) no request for a stay or any similar request is pending, no stay is in effect, the action or decision has not been vacated, reversed, set aside, annulled or suspended and any deadline for filing such a request that may be designated by statute or regulation has passed, (b) no petition for rehearing or reconsideration or application for review is pending and the time for the filing of any such petition or application has passed, (c) none of the FCC, the DPUC or any other Governmental Entity has the action or decision under reconsideration on its own motion and the time within which it may effect such reconsideration has passed and (d) no appeal is pending (including other administrative or judicial review) or in effect and any deadline for filing any such appeal that may be specified by statute or rule has passed, which in any such case (a), (b), (c) or (d) is reasonably likely to result in vacating, reversing, setting aside, annulling, suspending or modifying such action or decision (in any such case in a manner which would have a Material Adverse Effect on SBC or the Company following the Effective Time).

         (d) Laws and Orders. No Governmental Entity of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any Law (whether temporary, preliminary or permanent) that is in effect and restrains, enjoins or otherwise prohibits consummation of the Merger or the other transactions contemplated by this Agreement or that is, individually or in the aggregate with all other such Laws, reasonably likely to have a Material Adverse

Effect on SBC or the Company (collectively, an "Order"), and none of the Department of Justice, the Federal Trade Commission, the FCC or the DPUC shall have instituted any proceeding or threatened in writing or publicly announced its intention to institute any proceeding seeking any such Order.

         (e) S-4. The S-4 Registration Statement shall have become effective under the Securities Act. No stop order suspending the effectiveness of the S-4 Registration Statement shall have been issued, and no proceedings for that purpose shall have been initiated or be threatened by the SEC.

         7.2. Conditions to Obligations of SBC and Merger Sub. The obligations of SBC and Merger Sub to effect the Merger are also subject to the satisfaction or waiver by SBC at or prior to the Effective Time of the following conditions:

         (a) Representations and Warranties. The representations and warranties of the Company set forth in this Agreement (i) to the extent qualified by Material Adverse Effect shall be true and correct and (ii) to the extent not qualified by Material Adverse Effect shall be true and correct, except that this clause (ii) shall be deemed satisfied so long as any failures of such representations and warranties to be true and correct, taken together, do not have a Material Adverse Effect on the Company, in each case (i) and (ii), as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date, and SBC shall have received a certificate signed on behalf of the Company by an executive officer of the Company to such effect.

         (b) Performance of Obligations of the Company. The Company shall have performed all material obligations required to be performed by it under this Agreement at or prior to the Closing Date, and SBC shall have received a certificate signed on behalf of the Company by an executive officer of the Company to such effect.

         (c) Tax Opinion. SBC shall have received the opinion of Sullivan & Cromwell, special counsel to SBC, dated the Closing Date, to the effect that the Merger will be treated for Federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code, and that each of SBC, Merger Sub and the Company will be a party to that reorganization within the meaning of Section 368(b) of the Code; it being understood that in rendering such opinion, such tax counsel shall be entitled to rely upon representations provided by the parties hereto in the representation letters referred to in Section 6.17.

         (d) Dissenting Shares. The Dissenting Shares shall not constitute more than 9% of the aggregate number of Company Shares outstanding immediately prior to the Effective Time provided, however, that this condition shall be deemed to be waived by SBC if the condition set forth in Section 7.2(e) is deemed waived by SBC pursuant to the proviso to Section 7.2(e).

         (e) Accountants' Letter. SBC shall have received a letter from its independent public accounting firm to the effect that the Merger will qualify for "pooling-of-interests" accounting treatment; provided, however, that this condition shall be deemed to be waived by SBC if SBC's independent accounting firm shall have failed to deliver such letter solely as a result of one or more SBC Pooling Actions.

         For purposes of this Section 7.2(e), "SBC Pooling Action" shall mean
(i) any action taken by SBC or any of its Subsidiaries after the date hereof that would prevent the Merger from qualifying for "pooling-of-interests" accounting treatment if any of the executive officers of SBC actually knew or, after appropriate inquiry, should have known that such action would prevent the Merger from qualifying for "pooling-of-interests" accounting treatment, (ii) the escrow arrangements referred to in Section 4.5 hereof, if the Company's obligation to make such arrangements has not been waived by SBC in accordance with Section 4.5 and (iii) any condition existing on the date hereof which, with reference only to SBC and its Subsidiaries, would prevent the Merger from qualifying for "pooling-of-interests" accounting treat ment under the currently published and effective guidelines and interpretations of the American Institute of Certified Public Accountants, the Financial Accounting Standards Board and the SEC relating to "pooling-of-interests" accounting treatment.

         7.3. Conditions to Obligation of the Company. The obligation of the Company to effect the Merger is also subject to the satisfaction or waiver by the Company at or prior to the Effective Time of the following conditions:

         (a) Representations and Warranties. The representations and warranties of SBC and Merger Sub set forth in this Agreement (i) to the extent qualified by Material Adverse Effect shall be true and correct, and (ii) to the extent not qualified by Material Adverse Effect shall be true and correct, except that this clause (ii) shall be deemed satisfied so long as any failures of such representations and warranties to be true and correct, taken together, do not have a Material Adverse Effect on SBC, in each case (i) and (ii), as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date, and the Company shall have received a certificate signed on behalf of SBC by an executive officer of SBC to such effect.

         (b) Performance of Obligations of SBC and Merger Sub. Each of SBC and Merger Sub shall have performed all material obligations required to be performed by it under this Agreement at or prior to the Closing Date, and the Company shall have received a certificate signed on behalf of SBC and Merger Sub by an executive officer of SBC to such effect.

         (c) Tax Opinion. The Company shall have received the opinion of Cravath, Swaine & Moore, counsel to the Company, dated the Closing Date, to the effect that the Merger will be treated for Federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code, and that each of SBC, Merger Sub and the Company will be a party to that reorganization within the meaning of Section 368(b) of the Code; it being understood that in rendering such opinion, such tax counsel shall be entitled to rely upon representations provided by the parties hereto in the representation letters referred to in
Section 6.17.

                                  ARTICLE VIII

                                   Termination

         8.1. Termination by Mutual Consent. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, whether before or after the approval by shareholders of the Company referred to in
Section 7.1(a), by mutual written consent of the Company and SBC, by action of their respective boards of directors.

         8.2. Termination by Either SBC or the Company. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time by action of the board of directors of either SBC or the Company if (i) the Merger shall not have been consummated by December 31, 1998, whether such date is before or after the date of approval by the shareholders of the Company (the "Termination Date"); provided, however, that if the Company or SBC determines that additional time is necessary in connection with obtaining a Company Required Consent or a SBC Required Consent from or with the FCC, the DPUC or any other Governmental Entity, the Termination Date may be extended by the Company or SBC from time to time by written notice to the other party to a date no later than June 30, 1999 (the "Extended Termination Date"), (ii) the approval of the Company's shareholders required by Section 7.1(a) shall not have been obtained at a meeting duly convened therefor or at any adjournment or postponement thereof or (iii) any Order permanently restraining, enjoining or otherwise prohibiting consummation of the Merger shall become final and non-appealable (whether before or after the approval by the shareholders of the Company); provided, that the right to terminate this Agreement pursuant to clause (i) above shall not be available to any party that has breached in any material respect its obligations under this Agreement in any manner that shall have proximately contributed to the failure of the Merger to be consummated.

         8.3. Termination by the Company. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, whether before or after the approval by shareholders of the Company referred to in Section 7.1(a), by action of the board of directors of the Company:

         (a) If (i) the Company shall not have willfully breached any of the terms of this Agreement in a manner resulting in failure of a condition set forth in Section 7.2(a) or 7.2(b), (ii) the board of directors of the Company approves entering into a binding written agreement concerning a transaction that constitutes a Superior Proposal and the Company notifies SBC in writing that the Company wishes to enter into such agreement, (iii) SBC does not make, within five business days of receipt of the Company's written notification of its desire to enter into a binding agreement for a Superior Proposal, an offer that the board of directors of the Company believes, in good faith after consultation with its financial advisors, is at least as favorable, from a financial point of view, to the shareholders of the Company as the Superior Proposal, and that contains terms and conditions (other than with respect to type or amount of consideration) that do not differ materially from either the terms and conditions of this Agreement or the terms and conditions of the proposed agreement for such Superior Proposal and (iv) the Company prior to such termination pays to SBC in immediately available funds any fees required to be paid pursuant to Section 8.5. The Company agrees to notify SBC promptly if its desire to enter into a written agreement referred to in its notification shall change at any time after giving such notification.

         (b) If there has been a breach by SBC or Merger Sub of any representation, warranty, covenant or agreement contained in this Agreement which (i) would result in a failure of a condition set forth in Section 7.3(a) or 7.3(b) and (ii) cannot be cured prior to the Extended Termination Date.

         8.4. Termination by SBC. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time by action of the board of directors of SBC if (i) the board of directors of the Company shall have withdrawn or adversely modified its approval or recommendation of this Agreement or failed to reconfirm its recommendation of this Agreement within ten business days after a written request by SBC to do so, provided that such a request is made after the board of directors of the

Company has taken any of the actions specified in clause (C) or (D) of the proviso of Section 6.2 with respect to an Acquisition Proposal and such Acquisition Proposal has not been rejected by such board of directors or withdrawn, (ii) there has been a breach by the Company of any representation, warranty, covenant or agreement contained in this Agreement which (A) would result in a failure of a condition set forth in Section 7.2(a) or 7.2(b) and (B) cannot be cured prior to the Extended Termination Date or (iii) if the Company or any of its Representatives shall take any of the actions that would be proscribed by Section 6.2 but for the exception therein allowing certain actions to be taken pursuant to clause (C) or (D) of the proviso thereof (other than any such actions taken pursuant to such clause (C) with respect to any bona fide written Acquisition Proposal (received after the date hereof that was not solicited by the Company after the date hereof) taken during the ten calendar day period following receipt of such Acquisition Proposal by the Company if, and only if, the Company receives such Acquisition Proposal during the Initial 15 Day Period). For purposes of this Agreement, the "Initial 15 Day Period" shall mean the 15 calendar day period commencing with the first calendar day after which this Agreement shall have been filed by SBC or the Company with the SEC as an exhibit to a Current Report on Form 8-K under the Exchange Act.

         8.5. Effect of Termination and Abandonment. (a) In the event of termination of this Agreement and the abandonment of the Merger pursuant to this
Article VIII, this Agreement (other than as set forth in Section 9.1) shall become void and of no effect with no liability on the part of any party hereto (or of any of its directors, officers, employees, agents, legal or financial advisors or other representatives); provided, however, except as otherwise provided herein, no such termination shall relieve any party hereto of any liability or damages resulting from any willful and intentional breach of this Agreement (in any such case in which SBC is not the breaching party, to the extent any such liability or damages exceed any Termination Fee which may have been paid to SBC pursuant to Section 8.5(b)).

         (b) In the event that (i) after the date hereof a bona fide Acquisition Proposal with respect to the Company or any Subsidiary of the Company that was not solicited by the Company after the date hereof shall have been made to the Company or any of its Subsidiaries and made known to shareholders generally or has been made directly to shareholders generally or any Person shall have publicly announced an intention (whether or not conditional) to make a bona fide Acquisition Proposal with respect to the Company or any Subsidiary of the Company and such Acquisition Proposal or announced intention shall not have been withdrawn prior to the Shareholders Meeting and thereafter this Agreement is terminated by either SBC or the Company pursuant to Section 8.2(ii) and within nine months after such termination the Company shall have entered into an agreement to consummate a transaction that would constitute an Acquisition Proposal if it were the subject of a proposal, or (ii) this Agreement is terminated (x) by the Company pursuant to Section 8.3(a) or (y) by SBC pursuant to Section 8.4(i), (ii) (solely with respect to a willful and intentional breach of Section 6.2) or (iii), then the Company shall promptly, but in no event later than two days after the date of such termination (except as otherwise provided in Section 8.3(a)) or, in the case of a termination pursuant to Section 8.2(ii), two days after the relevant agreement is entered into, pay SBC a fee equal to $125 million (the "Termination Fee"), which amount shall be exclusive of any expenses to be paid pursuant to Section 6.11, payable by wire transfer of same day funds. The Company acknowledges that the agreements contained in this
Section 8.5(b) are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, SBC and Merger Sub would not enter into this Agreement; accordingly, if the Company fails to promptly pay the amount due pursuant to this Section 8.5(b), and, in order to obtain such payment, SBC or Merger Sub commences a suit which results in a judgment against the Company for the fee set forth in this paragraph (b), the Company shall pay to SBC or Merger Sub its costs and expenses (including attorneys' fees) in connection with such suit, together with interest on the amount of the fee at the prime rate of Citibank N.A. in effect on the date such payment was required to be made. Solely for purposes of Section 8.5(b)(i), the term "Acquisition Proposal" shall have the meaning assigned to such term in Section 6.2(a) except that references to "15%" in the definition of "Acquisition Proposal" in Section 6.2(a) shall be deemed to be references to 35% and the reference in such definition to "or any of its Subsidiaries listed on Schedule 1" shall be deemed to be a reference to "or the Southern New England Telephone Company".

                                   ARTICLE IX

                            Miscellaneous and General

         9.1. Survival. This Article IX (other than Sections 9.2 and 9.4) and the agreements of the Company, SBC and Merger Sub contained in Sections 6.10 (Benefits), 6.11 (Expenses) and 6.12 (Indemnification; Directors' and Officers' Insurance) shall survive the consummation of the Merger. This Article IX (other than Section 9.2 (Modification or Amendment), Section 9.3 (Waiver of Conditions) and Section 9.14 (Assignment)) and the agreements of the Company, SBC and Merger Sub contained in Section 6.11 (Expenses), Section 6.15 (Confidentiality) and
Section 8.5 (Effect of Termination and Abandonment) shall survive the termination of this Agreement. All other representations, warranties, covenants and agreements in this Agreement shall not survive the consummation of the Merger or the termination of this Agreement.

         9.2. Modification or Amendment. Subject to the provisions of applicable law, at any time prior to the Effective Time, the parties hereto may modify or amend this Agreement, by written agreement executed and delivered by duly authorized officers of the respective parties.

         9.3. Waiver of Conditions. (a) Any provision of this Agreement may be waived prior to the Effective Time if, and only if, such waiver is in writing and signed by the party against whom the waiver is to be effective.

         (b) No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. Except as otherwise herein provided, the rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

         9.4. Counterparts. This Agreement may be executed in any number of counterparts, each such counter part being deemed to be an original instrument, and all such counterparts shall together constitute the same agreement.

         9.5. GOVERNING LAW AND VENUE; WAIVER OF JURY TRIAL. (A) THIS AGREEMENT SHALL BE DEEMED TO BE MADE IN AND IN ALL RESPECTS SHALL BE INTERPRETED, CONSTRUED AND GOVERNED BY AND IN ACCORDANCE WITH THE LAW OF THE STATE OF DELAWARE, WITHOUT REGARD TO THE CONFLICT OF LAW PRINCIPLES THEREOF, EXCEPT THAT THE MERGER SHALL BE GOVERNED BY AND IN ACCORDANCE WITH THE CBCA, TO THE EXTENT APPLICABLE. The parties hereby irrevocably submit to the jurisdiction of the Federal courts of the United States of America located in the State of Delaware solely in respect of the interpreta tion and enforcement of the provisions of this Agreement and of the documents referred to in this Agreement, and in respect of the transactions contemplated hereby and thereby, and hereby waive, and agree not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement hereof or of any such document, that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in said courts or that the venue thereof may not be appropriate or that this Agreement or any such document may not be enforced in or by such courts, and the parties hereto irrevocably agree that all claims with respect to such action or proceeding shall be heard and determined in such a Federal court. The parties hereby consent to and grant any such court jurisdiction over the Person of such parties and over the subject matter of such dispute and agree that mailing of process or other papers in connection with any such action or proceeding in the manner provided in Section 9.6 or in such other manner as may be permitted by law, shall be valid and sufficient service thereof.

(b) EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (ii) EACH SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (iii) EACH SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (iv) EACH SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS

AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS
SECTION 9.5.

         9.6. Notices. Notices, requests, instructions or other documents to be given under this Agreement shall be in writing and shall be deemed given, (i) three business days following sending by registered or certified mail, postage prepaid, (ii) when sent if sent by facsimile, provided that the fax is promptly confirmed by telephone confirmation thereof, (iii) when delivered, if delivered personally to the intended recipient, and (iv) one business day later, if sent by overnight delivery via a national courier service, and in each case, addressed to a party at the following address for such party:

                  if to SBC or Merger Sub

                  SBC Communications Inc.
                  175 E. Houston
                  San Antonio, Texas 78205
                  Attention:  James D. Ellis, Esq.

                  with copies to:

                  Sullivan & Cromwell
                  125 Broad Street
                  New York, New York 10004-2498
                  Attention:  Benjamin F. Stapleton, Esq.

                  if to the Company

                  Southern New England Telecommunications
                  Corporation
                  227 Church Street
                  New Haven, Connecticut 06510
                  Attention:  Madeline DeMatteo, Esq.

                  with copies to:

                  Cravath, Swaine & Moore
                  825 Eighth Avenue
                  New York, New York 10019
                  Attention:  Robert A. Kindler, Esq.
                              Robert I. Townsend III, Esq.

or to such other Persons or addresses as may be designated in writing by the party to receive such notice as provided above.

         9.7. Entire Agreement. This Agreement (includ ing any exhibits hereto), the Stock Option Agreement, the Confidentiality Agreement, the Company Disclosure Letter and the SBC Disclosure Letter constitute the entire agreement, and supersede all other prior agreements, understandings, representations and warranties both written and oral, among the parties with respect to the subject matter hereof. EACH PARTY HERETO AGREES THAT, EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES CONTAINED IN THIS AGREEMENT AND THE STOCK OPTION AGREEMENT, NEITHER SBC AND MERGER SUB NOR THE COMPANY MAKES ANY OTHER REPRESENTATIONS OR WARRANTIES, AND EACH HEREBY DISCLAIMS ANY OTHER REPRESENTATIONS OR WARRANTIES MADE BY ITSELF OR ANY OF ITS OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, FINANCIAL AND LEGAL ADVISORS OR OTHER REPRESENTATIVES, WITH RESPECT TO THE EXECUTION AND DELIVERY OF THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY, NOTWITHSTANDING THE DELIVERY OR DISCLOSURE TO THE OTHER OR THE OTHER'S REPRESENTATIVES OF ANY DOCUMENTATION OR OTHER INFORMATION WITH RESPECT TO ANY ONE OR MORE OF THE FOREGOING.

         9.8. No Third Party Beneficiaries. Except as provided in Section 6.12 (Indemnification; Directors' and Officers' Insurance), this Agreement is not intended to confer upon any Person other than the parties hereto any rights or remedies hereunder.

         9.9. Obligations of SBC and of the Company. Whenever this Agreement requires a Subsidiary of SBC to take any action, such requirement shall be deemed to include an undertaking on the part of SBC to cause such Subsidiary to take such action. Whenever this Agreement requires a Subsidiary of the Company to take any action, such require ment shall be deemed to include an undertaking on the part of the Company to cause such Subsidiary to take such action and, after the Effective Time, on the part of the Surviving Corporation to cause such Subsidiary to take such action.

         9.10. Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability or the other provisions hereof. If any provision of this Agreement, or the application thereof to any Person or any circumstance, is invalid or unenforceable, (a) a suitable and equitable provision shallbe substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

         9.11. Interpretation. The table of contents and headings herein are for convenience of reference only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof. Where a reference in this Agreement is made to a Section or Exhibit, such reference shall be to a Section of or Exhibit to this Agreement unless otherwise indicated. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation."

         9.12. Assignment. This Agreement shall not be assignable by operation of law or otherwise; provided, however, that SBC may designate prior to the Effective Time, by written notice to the Company, another wholly owned direct or indirect Subsidiary to be a party to the Merger in lieu of Merger Sub, in which event all references herein to Merger Sub shall be deemed references to such other Subsidiary (except with respect to representations and warranties made herein with respect to Merger Sub as of the date hereof) and all representations and warranties made herein with respect to Merger Sub as of the date hereof shall be also made with respect to such other subsidiary as of the date of such designation. Any assignment in contravention of the preceding sentence shall be null and void.

         IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officers of the parties hereto as of the date first written above.


                                             SOUTHERN NEW ENGLAND
                                             TELECOMMUNICATIONS CORPORATION


                                             By:  /s/ Daniel J. Miglio
                                                 ------------------------------
                                                 Name:  Daniel J. Miglio
                                                 Title: Chairman of the Board
                                                         and Chief Executive
                                                         Officer


                                             SBC COMMUNICATIONS INC.



                                             By:  /s/ Edward E. Whitacre, Jr.
                                                 ------------------------------
                                                 Name:  Edward E. Whitacre, Jr.
                                                 Title: Chairman of the Board
                                                         and Chief Executive
                                                         Officer


                                             SBC (CT), INC.



                                             By:  /s/ Edward E. Whitacre, Jr.
                                                 ------------------------------
                                                 Name:  Edward E. Whitacre, Jr.
                                                 Title: President

                                                                       EXHIBIT A


                             STOCK OPTION AGREEMENT

                                                                      EXHIBIT A


         STOCK OPTION AGREEMENT, dated as of the 4th day of January, 1998 (this "Agreement"), between Southern New England Telecommunications Corporation, a Connecticut corporation ("Issuer"), and SBC Communications Inc., a Delaware corporation ("Grantee").

                                    RECITALS

         (a) The Merger Agreement. Prior to the entry into this Agreement and prior to the grant of the Option (as defined in Section 1(a)), Grantee, SBC
(CT), Inc., a wholly-owned subsidiary of Grantee ("Merger Sub"), and Issuer have entered into an Agreement and Plan of Merger, dated as of the date hereof (the "Merger Agreement"), pursuant to which Grantee and Issuer intend to effect a merger of Merger Sub with and into Issuer (the "Merger").

         (b) The Option Agreement. As an inducement and condition to Grantee's and Merger Sub's willingness to enter into the Merger Agreement, and in consideration thereof, the board of directors of Issuer has approved the grant to Grantee of the Option pursuant to this Agreement; provided, that such grant was expressly conditioned upon, and made of no effect until after, execution and delivery by Issuer, Grantee and Merger Sub of the Merger Agreement.

         NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements set forth herein and in the Merger Agreement, the parties hereto agree as follows:

         1. The Option. (a) Issuer hereby grants to Grantee an unconditional, irrevocable option (the "Option") to purchase, subject to the terms hereof, up to 13,266,587 fully paid and nonassessable shares of common stock, having a par value of one dollar per share ("Common Stock"), of Issuer at a price per share in cash equal to $65.00 (the "Option Price"); provided, however, that in no event shall the number of shares for which the Option is exercisable exceed 19.9% of the shares of Common Stock issued and out standing at the time of exercise (without giving effect to the shares of Common Stock issued or issuable under the Option) (the "Maximum Applicable Percentage"). The number of shares of Common Stock purchasable upon exercise of the Option and the Option Price are subject to adjustment as set forth herein.

         (b) In the event that any additional shares of Common Stock are issued or otherwise become outstanding after the date of this Agreement (other than pursuant to this Agreement), the aggregate number of shares of Common Stock purchasable upon exercise of the Option (inclusive of shares, if any, previously purchased upon exercise of the Option) shall automatically be increased (without any further action on the part of Issuer or Grantee being neces sary) so that, after such issuance, it equals the Maximum Applicable Percentage. Any such increase shall not affect the Option Price.

         2. Exercise; Closing;. (a) Conditions to Exer cise; Termination. Grantee or any other person that shall become a holder of all or a part of the Option in accordance with the terms of this Agreement (each such person being referred to herein as the "Holder") may exercise the Option, in whole or in part, by delivering a written notice thereof as provided in Section 2(d) within 90 days of the occurrence of a Triggering Event (as defined in Section 2(b)) unless prior to such Triggering Event the Effective Time (as defined in the Merger Agreement) shall have occurred. The Option shall terminate upon either
(i) the occurrence of the Effective Time or (ii) the close of business on the earlier of (x) the day 90 days after the date that Grantee becomes entitled to receive the Termination Fee (as defined in the Merger Agreement) and (y) the date that Grantee is no longer potentially entitled to receive the Termination Fee, in each case under Section 8.5(b) of the Merger Agreement.

         (b) Triggering Event. A "Triggering Event" shall have occurred if the Merger Agreement is terminated and Grantee then or thereafter becomes entitled to receive the Termination Fee pursuant to Section 8.5(b) of the Merger Agreement.

         (c) Notice of Trigger Event by Issuer. Issuer shall notify Grantee promptly in writing of the occurrence of any Triggering Event, it being understood that the giving of such notice by Issuer shall not be a condition to the right of the Holder to exercise the Option.

         (d) Notice of Exercise by Grantee. If a Holder shall be entitled to and wishes to exercise the Option, it shall send to Issuer a written notice (the date of which is referred to herein as the "Notice Date") specifying (i) the total number of shares that the Holder will purchase pursu ant to such exercise and (ii) a place and date (a "Closing Date") not earlier than three business days nor later than

60 business days from the Notice Date for the closing of such purchase (a "Closing"); provided, that if a filing is required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), or prior notification to or approval of the FCC, the CDPUC or any other regulatory authority is required in connection with such purchase, the Holder or Issuer, as required, promptly after the giving of such notice shall file the required notice or application for approval and shall expeditiously process the same and the period of time referred to in clause (ii) shall commence on the date on which the Holder furnishes to Issuer a supplemental written notice setting forth the Closing Date, which notice shall be furnished as promptly as practicable after all required notification periods shall have expired or been terminated and all required approvals shall have been obtained and all requisite waiting periods shall have passed. Each of the Holder and the Issuer agrees to use all reasonable efforts to cooperate with and provide information to Issuer or Holder, as the case may be, for the purpose of any required notice or application for approval.

         (e) Payment of Purchase Price. At each Closing, the Holder shall pay to Issuer the aggregate purchase price for the shares of Common Stock purchased pursuant to the exercise of the Option in immediately available funds by a wire transfer to a bank account designated by Issuer; provided, that failure or refusal of Issuer to designate such a bank account shall not preclude the Holder from exercising the Option, in whole or in part.

         (f) Delivery of Common Stock. At such Closing, simultaneously with the payment of the purchase price by the Holder, Issuer shall deliver to the Holder a certificate or certificates representing the number of shares of Common Stock purchased by the Holder and, if the Option shall be exercised in part only, a new Option evidencing the rights of the Holder to purchase the balance (as adjusted pursuant to Section 1(b)) of the shares then purchasable hereunder.

         (g) Restrictive Legend. Certificates for Common Stock delivered at a Closing may be endorsed with a restric tive legend that shall read substantially as follows:

         "The transfer of the shares represented by this certificate is subject to certain provisions of an agreement between the registered holder hereof and Issuer, a copy of which agreement is on file at the principal office of Issuer, and to resale restrictions arising under the Securities

   Act of 1933, as amended. A copy of the aforemen tioned agreement will be mailed to the holder hereof without charge promptly after receipt by Issuer of a written request therefor."

It is understood and agreed that: (i) the reference to the resale restrictions of the Securities Act of 1933, as amended (the "Securities Act"), in the above legend shall be removed by delivery of substitute certificate(s) without such reference if the Holder shall have delivered to Issuer a copy of a letter from the staff of the Securities and Exchange Commission, or a written opinion of counsel, in form and substance reasonably satisfactory to Issuer, to the effect that such legend is not required for purposes of the Securities Act; (ii) the reference to the provisions of this Agreement in the above legend shall be removed by delivery of substitute certificate(s) without such reference if the shares have been sold or transferred in compliance with the provisions of this Agreement and under circumstances that do not require the retention of such reference; and (iii) the legend shall be removed in its entirety if the conditions in the preceding clauses (i) and (ii) both are satisfied. In addition, such certificates shall bear any other legend as may be required by applicable law.

         (h) Ownership of Record; Tender of Purchase Price; Expenses. Upon the giving by the Holder to Issuer of a written notice of exercise referred to in
Section 2(e) and the tender of the applicable purchase price in immediately available funds, the Holder shall be deemed to be the holder of record of the shares of Common Stock issuable upon such exercise, notwithstanding that the stock transfer books of Issuer shall then be closed or that certificates repre senting such shares of Common Stock shall not have been delivered to the Holder. Issuer shall pay all expenses, and any and all United States federal, state and local taxes and other charges that may be payable in connection with the preparation, issue and delivery of stock certificates under this Section 2 in the name of the Holder or its assignee, transferee or designee.

         3. Covenants of Issuer. In addition to its other agreements and covenants herein, Issuer agrees:

         (a) Shares Reserved for Issuance. To maintain, free from preemptive rights, sufficient authorized but unissued or treasury shares of Common Stock so that the Option may be fully exercised without additional authoriza tion of Common Stock after giving effect to all other options, warrants, convertible securities and other rights of third parties to purchase shares of Common Stock from Issuer, or to issue the appropriate number of shares of Common Stock pursuant to the terms of this Agreement;

         (b) No Avoidance. Not to avoid or seek to avoid (whether by charter amendment or through reorganization, consolidation, merger, issuance of rights, dissolution or sale of assets, or by any other voluntary act) the observance or performance of any of the covenants, agreements or conditions to be observed or performed hereunder by Issuer; and

         (c) Further Assurances. Promptly after the date hereof to take all actions as may from time to time be required (including (i) complying with all applicable premerger notification, reporting and waiting period requirements under the HSR Act and (ii) in the event that prior approval of or notice to the FCC, the CDPUC or any other regulatory authority is necessary under any applicable federal, state or local law before the Option may be exercised, cooperating fully with the Holder in preparing and processing the required applications or notices) in order to permit each Holder to exercise the Option and purchase shares of Common Stock pursuant to such exercise and to take all action necessary to protect the rights of the Holder against dilution.

         4. Representations and Warranties of Issuer. Issuer hereby makes each of the representations and warranties contained in Sections 5.1(b)(ii), 5.2(a) and 5.2(b) of the Merger Agreement as they relate to this Agreement as if such representations and warranties were set forth herein. Issuer hereby further represents and warrants to Grantee that all shares of Common Stock, upon issuance pursuant to the Option, will be delivered free and clear of all claims, liens, encumbrances, and security interests (other than those created by this Agreement) and not subject to any preemptive rights.

         5. Representations and Warranties of Grantee. Grantee hereby represents and warrants to Issuer that Grantee has all requisite corporate power and authority and has taken all corporate action necessary in order to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby; this Agreement has been duly and validly executed and delivered by Grantee and constitutes a valid and binding agreement of Grantee enforceable against Grantee in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affect ing creditors' rights and to general equity principles.

         6. Exchange; Replacement. This Agreement and the Option granted hereby are exchangeable, without expense, at the option of the Holder, upon presentation and surrender of this Agreement at the principal office of Issuer, for other Agreements providing for Options of different denominations entitling the holder thereof to purchase in the aggregate the same number of shares of Common Stock purchasable at such time hereunder, subject to corresponding adjustments in the number of shares of Common Stock purchasable upon exercise so that the aggregate number of such shares under all Stock Option Agreements issued in respect of this Agreement shall not exceed the Maximum Applicable Percentage. Unless the context shall require otherwise, the terms "Agreement" and "Option" as used herein include any Stock Option Agreements and related Options for which this Agreement (and the Option granted hereby) may be exchanged. Upon (i) receipt by Issuer of evidence reason ably satisfactory to it of the loss, theft, destruction, or mutilation of this Agreement, (ii) receipt by Issuer of reasonably satisfactory indemnification in the case of loss, theft or destruction and (iii) surrender and cancellation of this Agreement in the case of mutilation, Issuer will execute and deliver a new Agreement of like tenor and date. Any such new Agreement executed and delivered shall constitute an additional contractual obligation on the part of Issuer, whether or not the Agreement so lost, stolen, destroyed or mutilated shall at any time be enforceable by any person other than the holder of the new Agreement.

         7. Adjustments. In addition to the adjustment to the total number of shares of Common Stock purchasable upon exercise of the Option pursuant to
Section 1(b), the total number of shares of Common Stock purchasable upon the exercise hereof and the Option Price shall be subject to adjustment from time to time as follows:

         (a) In the event of any change in the outstanding shares of Common Stock by reason of stock dividends, split-ups, mergers, recapitalizations, combinations, subdivisions, conversions, exchanges of shares or the like, the type and number of shares of Common Stock purchasable upon exercise of the Option shall be appropriately adjusted, and proper provision shall be made in the agreements governing any such transaction, so that (i) any Holder shall receive upon exercise of the Option the number and class of shares, other securities, property or cash that such Holder would have received in respect of the shares of Common Stock purchas able upon exercise of the Option if the Option had been exercised and such shares of Common Stock had been issued to such Holder immediately prior to such event or the record date therefor, as applicable; and (ii) in the event any additional shares of Common Stock are to be issued or otherwise become outstanding as a result of any such change (other than pursuant to an exercise of the Option), the number of shares of Common Stock purchasable upon exercise of the Option shall be increased so that, after such issuance and together with shares of Common Stock previously issued pursuant to the exercise of the Option (as adjusted on account of any of the foregoing changes in the Common Stock), the number of shares so purchasable equals the Maximum Applicable Percentage of the number of shares of Common Stock issued and outstanding immediately after the consummation of such change; and

         (b) Whenever the number of shares of Common Stock purchasable upon exercise hereof is adjusted as provided in this Section 7, the Option Price shall be adjusted by multiplying the Option Price by a fraction, the numerator of which is equal to the number of shares of Common Stock purchasable prior to the adjustment and the denominator of which is equal to the number of shares of Common Stock purchasable after the adjustment.

         8. Registration. (a) Upon the occurrence of a Triggering Event prior to an Exercise Termination Event, Issuer shall, at the request of Grantee delivered in the written notice of exercise of the Option provided for in Section 2(e), as promptly as practicable prepare, file and keep current a shelf registration statement under the Securities Act covering any or all shares issued and issuable pursuant to the Option and shall use its best efforts to cause such registration statement to become effective and remain current in order to permit the sale or other disposition of any shares of Common Stock issued upon total or partial exercise of the Option ("Option Shares") in accordance with any plan of disposition requested by Grantee; provided, however, that Issuer may postpone filing a registration statement relating to a registration request by Grantee under this Section 8 for a period of time (not in excess of 30 days) if in its judgment such filing would require the disclosure of material information that Issuer has a bona fide business purpose for preserving as confidential. Issuer will use its best efforts to cause such registration statement first to become effective and then to remain effective for 270 days from the day such registration statement first becomes effective or until such earlier date as all shares registered shall have been sold by Grantee. In connection with any such registration, Issuer and Grantee shall provide each other with representa tions, warranties, indemnities and other agreements customarily given in connection with such registrations. If requested by Grantee in connection with such registration, Issuer shall become a party to any underwriting agreement relating to the sale of such shares, but only to the extent of obligating Issuer in respect of representations, warranties, indemnities, contribution and other agreements customarily made by issuers in such underwriting agreements.

         (b) In the event that Grantee so requests, the closing of the sale or other disposition of the Common Stock or other securities pursuant to a registration statement filed pursuant to Section 8(a) shall occur substantially simultaneously with the exercise of the Option.

         9. Repurchase of Option and/or Shares. (a) Repurchase; Repurchase Price. Upon the occurrence of a Triggering Event prior to an Exercise Termination Event, (i) at the request of a Holder, delivered in writing within 180 days of such occurrence (or such later period as pro vided in Section 2(e) with respect to any required notice or application or in Section 10), Issuer shall repurchase the Option from the Holder, in whole or in part, at a price (the "Option Repurchase Price") equal to the number of shares of Common Stock then purchasable upon exercise of the Option (or such lesser number of shares as may be designated in the Repurchase Notice (as defined below)) multiplied by the amount by which the market/offer price (as defined below) exceeds the Option Price and (ii) at the request of a Holder or any person who has been a Holder (for purposes of this Section 9 only, each such person being referred to as a "Holder"), delivered in writing within 180 days of such occurrence (or such later period as provided in Section 2(e) with respect to any required notice or application or in Section 10), Issuer shall repurchase such number of Option Shares from such Holder as the Holder shall designate in the Repurchase Notice at a price (the "Option Share Repurchase Price") equal to the number of shares designated multiplied by the market/offer price. The term "market/offer price" shall mean the highest of (x) the price per share of Common Stock at which a tender or exchange offer for Common Stock has been made, (y) the price per share of Common Stock to be paid by any third party pursuant to an agreement with Issuer and (z) the highest closing price for shares of Common Stock on the NYSE (or, if the Common Stock is not then listed on the NYSE, any other national securities exchange or auto mated quotation system on which the Common Stock is then listed or quoted) within the six-month period immediately preceding the delivery of the Repurchase Notice. In the event that a tender or exchange offer is made for the Common Stock or an agreement is entered into for a merger, share exchange, consolidation or reorganization involving consid eration other than cash, the value of the securities or other property issuable or deliverable in exchange for the Common Stock shall be determined in good faith by a nationally recognized investment banking firm selected by Issuer.

         (b) Method of Repurchase. A Holder may exercise its right to require Issuer to repurchase the Option, in whole or in part, and/or any Option Shares then owned by such Holder pursuant to this Section 9 by surrendering for such purpose to Issuer, at its principal office, this Agreement or certificates for Option Shares, as applicable, accompanied by a written notice or notices stating that the Holder elects to require Issuer to repurchase the Option and/or such Option Shares in accordance with the provisions of this Section 9 (each such notice, a "Repurchase Notice"). Within two business days after the surrender of the Option and/or certificates representing Option Shares and the receipt of the Repurchase Notice relating thereto, Issuer shall deliver or cause to be delivered to the Holder the applicable Option Repurchase Price and/or the Option Share Repurchase Price or, in either case, the portion thereof that Issuer is not then prohibited under applicable law and regulation from so delivering. In the event that the Repurchase Notice shall request the repurchase of the Option in part, Issuer shall deliver with the Option Repurchase Price a new Stock Option Agreement evidencing the right of the Holder to purchase that number of shares of Common Stock purchasable pursuant to the Option at the time of delivery of the Repurchase Notice minus the number of shares of Common Stock represented by that portion of the Option then being repurchased.

         (c) Effect of Statutory or Regulatory Restraints on Repurchase. To the extent that, upon or following the delivery of a Repurchase Notice, Issuer is prohibited under applicable law or regulation from repurchasing the Option (or portion thereof) and/or any Option Shares subject to such Repurchase Notice (and Issuer hereby undertakes to use its reasonable best efforts to obtain all required regula-tory and legal approvals and to file any required notices as promptly as practicable in order to accomplish such repur chase), Issuer shall immediately so notify the Holder in writing and thereafter deliver or cause to be delivered, from time to time, to the Holder the portion of the Option Repurchase Price and the Option Share Repurchase Price that Issuer is no longer prohibited from delivering, within 2 business days after the date on which it is no longer so prohibited; provided, however, that upon notification by Issuer in writing of such prohibition, the Holder may, within 5 days of receipt of such notification from Issuer, revoke in writing its Repurchase Notice, whether in whole or to the extent of the prohibition, whereupon, in the latter case, Issuer shall promptly
(i) deliver to the Holder that portion of the Option Repurchase Price and/or the Option Share Repurchase Price that Issuer is not prohibited from delivering; and
(ii) deliver to the Holder, as appropriate, (A) with respect to the Option, a new Stock Option Agreement evidencing the right of the Holder to purchase that number of shares of Common Stock for which the surrendered Stock Option Agreement was exercisable at the time of delivery of the Repurchase Notice less the number of shares as to which the Option Repurchase Price has theretofore been delivered to the Holder, and/or (B) with respect to Option Shares, a certificate for the Option Shares as to which the Option Share Repurchase Price has not theretofore been delivered to the Holder. Notwithstanding anything to the contrary in this Agreement, including, without limitation, the time limitations on the exercise of the Option, the Holder may exercise the Option for 180 days after a notice of revocation has been issued pursuant to this
Section 9(c).

         (d) Acquisition Transactions. In addition to any other restrictions or covenants, Issuer hereby agrees that, in the event that a Holder delivers a Repurchase Notice, it shall not enter or agree to enter into any Acquisition Transaction unless the other party or parties thereto agree to assume in writing Issuer's obligations under Section 9(a) and, notwithstanding any notice of revocation delivered pursuant to the proviso to Section 9(c), a Holder may require such other party or parties to perform Issuer's obligations under
Section 9(a) unless such party or parties are pro hibited by law or regulation from such performance, in which case such party or parties shall be subject to the obliga tions of the Issuer under Section 9(c).

         10. Extension of Exercise Periods. The 180-day periods for exercise of certain rights under Sections 2 and 9 shall be extended in each such case at the request of the

Holder to the extent necessary to avoid liability by the Holder under Section 16(b) of the Exchange Act by reason of such exercise.

         11. Assignment. Neither party hereto may assign any of its rights or obligations under this Agreement or the Option to any other person without the express written consent of the other party except that, in the event that a Triggering Event shall have occurred, Grantee may assign the Option, in whole or in part. Any attempted assignment in contravention of the preceding sentence shall be null and void.

         12. Filings; Other Actions. Each of Grantee and Issuer will use its best efforts to make all filings with, and to obtain consents of, all third parties and govern mental authorities necessary for the consummation of the transactions contemplated by this Agreement.

         13. Specific Performance. The parties hereto acknowledge that damages would be an inadequate remedy for a breach of this Agreement by either party hereto and that the obligations of the parties hereto shall be specifically enforceable through injunctive or other equitable relief.

         14. Severability; Etc. If any term, provision, covenant, or restriction contained in this Agreement is held by a court or a federal or state regulatory agency of compe tent jurisdiction to be invalid, void, or unenforceable, the remainder of the terms, provisions, covenants, and restric tions contained in this Agreement shall remain in full force and effect, and shall in no way be affected, impaired, or invalidated. If for any reason such court or regulatory agency determines that the Holder is not permitted to acquire, or Issuer is not permitted to repurchase pursuant to Section 9, the full number of shares of Common Stock provided in Section 1(a) hereof (as adjusted pursuant to Sections 1(b) and 7 hereof), it is the express intention of Issuer to allow the Holder to acquire or to require Issuer to repurchase such lesser number of shares as may be permissible, without any amendment or modification hereof.

         15. Notices. All notices, requests, instruc tions, or other documents to be given hereunder shall be in writing and shall be deemed given (i) three business days following sending by registered or certified mail, postage prepaid, (ii) when sent if sent by facsimile, provided that the fax is promptly confirmed by telephone confirmation thereof, (iii) when delivered, if delivered personally to the intended recipient, and (iv) one business day later, if sent by overnight delivery via a national courier service, in each case at the respective addresses of the parties set forth in the Merger Agreement.

         16. GOVERNING LAW. THIS AGREEMENT SHALL BE DEEMED TO BE MADE IN AND IN ALL RESPECTS SHALL BE INTER PRETED, CONSTRUED AND GOVERNED BY AND IN ACCORDANCE WITH THE LAW OF THE STATE OF DELAWARE, WITHOUT REGARD TO THE CONFLICT OF LAW PRINCIPLES THEREOF, EXCEPT TO THE EXTENT THAT THE CONNECTICUT BUSINESS CORPORATION ACT IS APPLICABLE HERETO.

         17. Expenses. Except as otherwise expressly pro vided herein or in the Merger Agreement, all costs and expenses incurred in connection with this Agreement and the transactions contemplated by this Agreement shall be paid by the party incurring such expense, including fees and expenses of its own financial consultants, investment bankers, accountants, and counsel.

         18. Entire Agreement, Etc. This Agreement and the Merger Agreement constitute the entire agreement, and supersede all other prior agreements, understandings, representations and warranties, both written and oral, between the parties, with respect to the subject matter hereof. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. Nothing in this Agreement, expressed or implied, is intended to confer upon any party, other than the parties hereto, and their respective successors and permitted assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided herein.

         19. Limitation on Profit. (a) Notwithstanding any other provision of this Agreement, in no event shall the Grantee's Total Profit (as hereinafter defined) plus any Termination Fee paid to Grantee pursuant to Section 8.5(b) of the Merger Agreement exceed in the aggregate $175 million and, if it otherwise would exceed such amount, the Grantee, at its sole election, shall either (i) reduce the number of shares of Common Stock subject to this Option, (ii) deliver to the Issuer for cancellation Option Shares previously purchased by Grantee,
(iii) pay cash to the Issuer, or (iv) any combination thereof, so that Grantee's realized Total Profit, when aggregated with such Termination Fee so paid to Grantee shall not exceed $175 million after taking into account the foregoing actions.

         (b) Notwithstanding any other provision of this Agreement, this Option may not be exercised for a number of shares as would, as of the date of exercise, result in a Notional Total Profit (as defined below) which, together with any Termination Fee theretofore paid to Grantee would exceed $175 million; provided, that nothing in this sentence shall restrict any exercise of the Option permitted hereby on any subsequent date.

         (c) As used herein, the term "Total Profit" shall mean the aggregate amount (before taxes) of the following: (i) (x) the amount received by Grantee pursuant to Issuer's repurchase of the Option (or any portion thereof) or any Option Shares pursuant to Section 9, less, in the case of any repurchase of Option Shares, (y) the Grantee's purchase price for such Option Shares, as the case may be, (ii) (x) the net cash amounts received by Grantee pursuant to the sale of Option Shares (or any other securities into which such Option Shares are converted or exchanged) to any unaffiliated party, less (y) the Grantee's purchase price of such Option Shares, and (iii) the net cash amounts received by Grantee on the transfer of the Option (or any portion thereof) to any unaffiliated party.

         (d) As used herein, the term "Notional Total Profit" with respect to any number of shares as to which Grantee may propose to exercise this Option shall be the Total Profit determined as of the date of such proposal assuming that this Option were exercised on such date for such number of shares and assuming that such shares, together with all other Option Shares held by Grantee and its affiliates as of such date, were sold for cash at the closing market price for the Common Stock as of the close of business on the preceding trading day (less customary brokerage commissions).

         20. Captions. The Article, Section and paragraph captions herein are for convenience of reference only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof.


                                       -13

         IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officers of the parties hereto as of the date first written above.


                                            SOUTHERN NEW ENGLAND
                                            TELECOMMUNICATIONS CORPORATION



                                            By:________________________________
                                               Name:
                                               Title:


                                            SBC COMMUNICATIONS INC.



                                            By:________________________________
                                               Name:
                                               Title:

                                                                       EXHIBIT B

                         AMENDMENTS TO COMPANY BY-LAWS

                                                                     EXHIBIT B




                                 AMENDMENTS TO THE BY-LAWS OF THE COMPANY


Article II and Article III of the By-laws of the Company shall be amended at the Effective Time to read in their entirety as follows:

                                   "ARTICLE II

                               BOARD OF DIRECTORS

         The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors, subject to any limitation set forth in the Certificate of Incorporation. The Board of Directors shall consist of one or more members ("Directors"), the number thereof to be determined from time to time by the Board or by the holders of shares of the Corporation entitled to vote generally in the election of Directors, except as a greater number may be required to give effect to the rights of the holders of any class of preferred or preference stock or any series thereof to elect additional Directors under specified circumstances. Directors need not be shareholders and shall be elected and shall hold office in accordance with the provisions of the Certificate of Incorporation and these By-laws.

         Subject to the rights of the holders of any class of preferred or preference stock or any series thereof to elect additional Directors under specified circumstances, vacancies in the Board resulting from any increase in the number of directorships or any vacancies resulting from death, resignation, disqualification, removal from office or other cause shall be filled by a majority vote of the Directors then in office even though less than a quorum of the Board, or by the sole remaining Director, and Directors so chosen shall hold office until the next annual meeting of shareholders following their election and until such Directors' successors shall have been elected and qualified. A reduction of the number of directorships shall not remove any Director in office or shorten his term.

         Subject to the rights of the holders of any class of preferred or preference stock or any series thereof to elect Directors under specified circumstances, any Director may be removed from office at any time, but only either (i) by the vote of the holders of a majority of the shares of the Corporation then entitled to vote generally in the election of Directors, with or without cause, at a meeting called for the purpose of removing such Director, the notice for which meeting must state that the purpose of the meeting, or one of the purposes, is removal of the Director or (ii) by the Board pursuant to a resolution approved by a majority of the entire Board, upon not less than ten or more than sixty days' written notice of the meeting at which said resolution is to be presented.

         At the meeting of the Directors held immediately after the annual meeting of the shareholders, or at any meeting of the Directors held in lieu of such meeting, the Board shall elect a Chairman of the Board, a President, a Secretary and other officers of the Corporation.

                                   ARTICLE III

                              MEETINGS OF DIRECTORS

         Regular meetings of the Directors may be held at such place within or without the State of Connecticut and at such time as the Directors may from time to time determine, and if so determined notice thereof need not be given.

         Special meetings of the Directors may be held at any time or place whenever called by the Chairman of the Board, by the Chief Executive Officer or by any two directors. A written or printed notice of the time and place of every special meeting of the Board shall be given by the Secretary by mailing such notice to each and every Director, addressed to him at his usual place of business or such address as may appear on the books of the Corporation, at least two days before the time named for the meeting or by providing notice personally, telephonically or by telegram or telecopy at least 24 hours before such meeting. Such notice need not describe the purpose of the special meeting.

         Except as otherwise provided by law, at all meetings of the Directors one-third of the entire Board shall constitute a quorum. Except as otherwise provided by law, the Certificate of Incorporation or these By-laws, at any meeting of the Board at which a quorum is present at the time, the act of a majority of the Directors present at the meeting shall be the act of the Board."

                                                                       EXHIBIT C

                           COMPANY AFFILIATE'S LETTER

                                                                      EXHIBIT C


                       FORM OF COMPANY AFFILIATE'S LETTER


_______, 1998




SBC Communications Inc.
175 East Houston
San Antonio, Texas  78205

Ladies and Gentlemen:

The undersigned is a holder of shares of Common Stock, par value $1.00 per share ("SNET Common Stock"), of SOUTHERN NEW ENGLAND TELECOMMUNICA TIONS CORPORATION, a Connecticut corporation ("SNET"). Pursuant to the terms of that certain Agreement and Plan of Merger, dated as of January 4, 1998, among SNET, SBC Communications Inc., a Delaware corporation ("SBC"), and SBC (CT), Inc., a Connecticut corporation and a wholly-owned subsidiary of SBC ("Merger Sub"), Merger Sub will be merged with and into SNET and SNET will become a wholly owned subsidiary of SBC (the "Merger"). In connection with the Merger, the undersigned, as a holder of SNET Common Stock, will be entitled to receive Common Stock, par value $1.00 per share, of SBC (the "Securities") in exchange for the shares of SNET Common Stock held by the undersigned at the effective time of the Merger.

The undersigned acknowledges that the undersigned may be deemed an "affiliate" of SNET within the meaning of Rule 145 ("Rule 145") promulgated under the Securities Act of 1933, as amended (the "Act"), and/or as such term is used in and for purposes of Accounting Series Release Nos. 130 and 135, as amended, of the Securities and Exchange Commission (the "Commission"), although nothing contained herein shall be construed as an admission of such status.

If in fact the undersigned were an affiliate of SNET under the Act, the undersigned's ability to sell, assign or transfer any Securities received by the undersigned in exchange for any shares of SNET Common Stock pursuant to the Merger may be restricted unless such transaction is registered under the Act or an exemption from such registration is available. The undersigned understands that such exemptions are limited and the undersigned has obtained advice of counsel as to the nature and conditions of such exemptions, including information with respect to the applicability to the sale of such Securities of Rules 144 and 145(d) promulgated under the Act.

SBC Communications Inc.
_______, 1998
Page 2


The undersigned hereby represents to and covenants with SBC that it will not sell, assign or transfer any Securities received by the undersigned in exchange for shares of SNET Common Stock pursuant to the Merger except (i) pursuant to an effective registration statement under the Act, (ii) by a sale made in conformity with the volume and other limitations of Rule 145 (and otherwise in accordance with Rule 144 under the Act, if the undersigned is an affiliate of SBC and if so required at the time) or (iii) in a transaction which, in the opinion of independent counsel reasonably satisfactory to SBC or as described in a "no-action" or interpretive letter from the Staff of the Commission, is not required to be registered under the Act.

The undersigned understands that SBC is under no obligation to register the sale, transfer or other disposition of the Securities by the undersigned or on behalf of the undersigned under the Act or to take any other action necessary in order to make compliance with an exemption from such registration available solely as a result of the Merger.

In the event of a sale of Securities pursuant to Rule 145, the undersigned will supply SBC with evidence of compliance with such Rule, in the form of customary seller's and broker's Rule 145 representation letters or as SBC may otherwise reasonably request. The undersigned understands that SBC may instruct its transfer agent to withhold the transfer of any Securities disposed of by the undersigned in a manner inconsistent with this letter.

The undersigned acknowledges and agrees that appropriate legends will be placed on certificates representing Securities received by the undersigned in the Merger or held by a transferee thereof, which legends will be removed (i) by delivery of substitute certificates upon receipt of an opinion in form and substance reasonably satisfactory to SBC to the effect that such legends are no longer required for the purposes of the Act and the rules and regulations of the Commission promulgated thereunder or (ii) in the event of a sale of the Securities which has been registered under the Act or made in conformity with the provisions of Rule 145.

The undersigned further represents to and covenants with SBC that (i) the undersigned will not, during the 30 days prior to the effective time of the Merger sell, transfer or otherwise dispose of, or reduce any risk relative to, any securities of SNET or SBC, and (ii) the undersigned will not sell, transfer or otherwise dispose of, or reduce any risk relative to, the Securities received by the undersigned in the Merger or any other shares of the capital stock of SBC until after such time as financial results covering at least 30 days of post-Merger operations of SBC (including the combined operations of SNET and SBC) have been published by SBC in the form of a quarterly earnings report, an effective

SBC Communications Inc.
_______, 1998
Page 3


registration statement filed with the Commission, a report to the Commission on Form 10-K, 10-Q or 8-K, or any other public filing or announcement which includes such results of operations, except in the cases of clauses (i) and (ii) of this paragraph to the extent permitted by, and in accordance with, SEC Accounting Series Release 135 and SEC Staff Accounting Bulletins 65 and 76 if and to the extent that such Release and Bulletins remain in full force and effect at the relevant time.

I further understand and agree that this letter agreement shall apply to all shares of SNET Common Stock and shares of SBC Common Stock that I am deemed to beneficially own pursuant to applicable federal securities law.

The undersigned acknowledges that it has carefully reviewed this letter and understands the requirements hereof and the limitations imposed upon the distribution, sale, transfer or other disposition of Securities.

Sincerely,



[NAME OF SNET AFFILIATE]

                                                                       EXHIBIT D

                         FORM OF SEC AFFILIATE'S LETTER

                                                                      EXHIBIT D


                         FORM OF SBC AFFILIATE'S LETTER


_______, 1998




SBC Communications Inc.
175 East Houston
San Antonio, Texas  78205

Ladies and Gentlemen:

The undersigned is a holder of shares of Common Stock, par value $1.00 per share (the "Securities"), of SBC COMMUNICATIONS INC., a Delaware corporation ("SBC"). Pursuant to the terms of that certain Agreement and Plan of Merger, dated as of January 4, 1998, among SOUTHERN NEW ENGLAND TELECOMMUNICATIONS CORPORATION, a Connecticut corporation ("SNET"), SBC, and SBC (CT) Inc., a Connecticut corporation and a wholly-owned subsidiary of SBC ("Merger Sub"), Merger Sub will be merged with and into SNET and SNET will become a wholly owned subsidiary of SBC (the "Merger").

The undersigned acknowledges that the undersigned may be deemed an "affiliate" of SBC as such term is used in and for purposes of Accounting Series Release Nos. 130 and 135, as amended, of the Securities and Exchange Commission (the "Commission"), although nothing contained herein shall be construed as an admission of such status.

The undersigned hereby represents to and covenants with SBC that the undersigned will not, during the 30 days prior to the effective time of the Merger sell, transfer or otherwise dispose of, or reduce any risk relative to, the Securities or any other shares of the capital stock of SBC until after such time as financial results covering at least 30 days of post-Merger operations of SBC (including the combined operations of SNET and SBC) have been published by SBC in the form of a quarterly earnings report, an effective registration statement filed with the Commission, a report to the Commission on Form 10-K, 10-Q or 8-K, or any other public filing or announcement which includes such results of opera-tions, except to the extent permitted by, and in accordance with, SEC Accounting Series Release 135 and SEC Staff Accounting Bulletins 65 and 76 if and to the extent that such Release and Bulletins remain in full force and effect at the relevant time.

I further understand and agree that this letter agreement shall apply to all Securities that I am deemed to beneficially own pursuant to applicable federal securities law.

SBC Communications Inc.
_______, 1998
Page 2

The undersigned acknowledges that it has carefully reviewed this letter and understands the requirements hereof and the limitations imposed upon the sale, transfer or other disposition of Securities.

Sincerely,



[NAME OF SBC AFFILIATE]

Schedule 1

The Southern New England Telephone Company
SNET America, Inc.
SNET Information Services
Springwich Inc.
SNET Cellular, Inc.
SNET Personal Vision, Inc.